Exhibit 4(v)

PURCHASE CONTRACT AND PLEDGE AGREEMENT

Dated as of ____________, 200__

among

Entergy Corporation

and

The Bank of New York
as Purchase Contract Agent,

and

JPMorgan Chase Bank, N.A.,
as Collateral Agent, Custodial Agent and Securities Intermediary

TIE SHEET
Section of Trust Indenture Act of 1939, as amended	Section of Purchase Contract and Pledge Agreement

310(a)	7.08
310(b)	7.9(d) and (g)
310(c)	Inapplicable
311(a)	16.02(b)
311(b)	16.02(b)
311(c)	Inapplicable
312(a)	16.02(a)
312(b)	16.02(b)
313	16.04
314(a)	16.05
314(b)	Inapplicable
314(c)	16.06
314(d)	Inapplicable
314(e)	1.02
314(f)	16.01
315(a)	7.01(a)
315(b)	7.02
315(c)	7.01(e)
315(d)(1)	7.01(b)
315(d)(2)	7.01(b)
315(d)(3)	16.09
316(a)(1)(A)	16.09
316(a)(1)(B)	16.07
316(b)	6.01
316(c)	16.02
317(a)	Inapplicable
317(b)	Inapplicable
318(a)	16.01(b)

_____________
* This Cross-Reference Table does not constitute part of the Purchase Contract and Pledge Agreement and shall not affect the interpretation of any of its terms or provisions.

PURCHASE CONTRACT AND PLEDGE AGREEMENT, dated as of _________, 200__ among Entergy Corporation, a Delaware corporation (the "Company"), The Bank of New York, a New York banking corporation acting as purchase contract agent for, and as attorney-in-fact of, the Holders from time to time of the Units (in such capacities, together with its successors and assigns in such capacities, the "Purchase Contract Agent"), and JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States of America as collateral agent hereunder for the benefit of the Company (in such capacity, together with its successors in such capacity, the "Collateral Agent"), as custodial agent (in such capacity, together with its successors in such capacity, the "Custodial Agent"), and as securities intermediary (as defined in Section 8-102(a)(14) of the UCC) with respect to the Collateral Account (in such capacity, together with its successors in such capacity, the "Securities Intermediary").

RECITALS

WHEREAS, the Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Units;

WHEREAS, all things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company and the Holders, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done;

WHEREAS, pursuant to the terms of this Agreement and the Purchase Contracts, the Holders of the Units have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the Pledge provided herein of the Collateral to secure the Obligations.

NOW, THEREFORE, the parties hereto agree as follows:

  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

    Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
      the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;
      all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;
      the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;
      the following terms which are defined in the UCC shall have the meanings set forth therein: "certificated security," "control," "financial asset," "entitlement order," "securities account" and "security entitlement"; and
      the following terms have the meanings given to them in this Section 1.01(e):

      "Accounting Event" has the meaning set forth in the Supplemental Indenture.

      "Act" has the meaning, with respect to any Holder, set forth in Section 1.04.

      "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act, or any successor rule thereunder.

      "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

      "Applicable Market Value" has the meaning set forth in Section 5.01(a).

      "Applicable Ownership Interest in the Treasury Portfolio" shall mean, with respect to a Corporate Unit and the Treasury Portfolio following a Special Event Redemption or a Successful Optional Remarketing, (i) a 1/20, or 5%, undivided beneficial ownership interest in $1,000 face amount of U.S. treasury securities (or principal or interest strips thereof) included in such Treasury Portfolio that matures on or prior to February 16, 2009, and (ii) for each scheduled Interest Payment Date (as defined in the Supplemental Indenture) on the Senior Notes that occurs after the Special Event Redemption Date to and including the Purchase Contract Settlement Date, in the case of a Special Event Redemption, or for the scheduled Payment Date occurring on February 17, 2009, in the case of a Successful Optional Remarketing, a ____% undivided beneficial ownership interest in $1,000 face amount of U.S. treasury securities (or principal or interest strips thereof) included in such Treasury Portfolio that mature on or prior to the Business Day immediately preceding such scheduled Interest Payment Date.

      "Applicable Ownership Interest in Senior Notes" means, a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of Senior Notes that is a component of a Corporate Unit, and "Applicable Ownership Interests in Senior Notes" means the aggregate of each Applicable Ownership Interest in Senior Notes that is a component of each Corporate Unit then Outstanding.

      "Applicable Remarketing Period" means any of (i) any Optional Remarketing Period for which the Company has elected to conduct an Optional Remarketing pursuant to Section 5.02, or (ii) the Final Remarketing Period, as the context requires.

      "Applicants" has the meaning set forth in Section 7.12(b).

      "Authorized Officer" means the Company's Chief Executive Officer, its President or one of its Vice Presidents or its Treasurer or one of its Assistant Treasurers, or any other officer or agent of the Company duly authorized by the Board of Directors to act in respect of this Agreement.

      "Bankruptcy Code" means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

      "Beneficial Owner" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

      "Board of Directors" means the board of directors of the Company or a duly authorized committee of that board.

      "Board Resolution" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

      "Book-Entry Interest" means a beneficial interest in a Global Certificate, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

      "Business Day" means any day other than a Saturday or Sunday or any other day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed; provided that for purposes of the second paragraph of Section 1.12 only, the term "Business Day" shall also be deemed to exclude any day on which the Depositary is closed.

      "Cash" means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

      "Cash Merger" has the meaning set forth in Section 5.04(b)(ii).

      "Cash Merger Early Settlement" has the meaning set forth in Section 5.04(b)(ii).

      "Cash Merger Early Settlement Date" has the meaning set forth in Section 5.04(b)(ii).

      "Cash Settlement" has the meaning set forth in Section 5.02(b)(i).

      "Certificate" means a Corporate Units Certificate or a Treasury Units Certificate, as the case may be.

      "Closing Price" has the meaning set forth in Section 5.01(a).

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collateral" means the collective reference to:

        the Collateral Account and all investment property and other financial assets from time to time credited to the Collateral Account and all security entitlements with respect thereto, including, without limitation, (A) the Applicable Ownership Interests in Senior Notes and security entitlements relating thereto (and the Senior Notes and security entitlements relating thereto delivered to the Collateral Agent in respect of such Applicable Ownership Interests in Senior Notes), (B) the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) and security entitlements relating thereto, (C) any Treasury Securities and security entitlements relating thereto Transferred to the Securities Intermediary from time to time in connection with the creation of Treasury Units in accordance with Section 3.13 hereof and (D) payments made by Holders pursuant to Section 5.02 hereof;
        all Proceeds of any of the foregoing (whether such Proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the pledgor or with respect to the pledgor); and
        all powers and rights now owned or hereafter acquired under or with respect to the Collateral.

        "Collateral Account" means the securities account of JPMorgan Chase Bank, N.A., as Collateral Agent, maintained on the books of the Securities Intermediary and designated "JPMorgan Chase Bank, N.A., as Collateral Agent of Entergy Corporation, as pledgee of The Bank of New York, as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders".

        "Collateral Agent" means the Person named as "Collateral Agent" in the first paragraph of this Agreement until a successor Collateral Agent shall have become such pursuant to this Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent hereunder.

        "collateral event of default" has the meaning set forth in Section 13.01(b).

        "Collateral Substitution" means, prior to any Successful Optional Remarketing, (i) with respect to the Corporate Units, (x) if no Special Event Redemption has occurred, the substitution of the Pledged Applicable Ownership Interests in Senior Notes included in such Corporate Units with Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of such Pledged Applicable Ownership Interests in Senior Notes, or (y) following a Special Event Redemption, the substitution of the Pledged Applicable Ownership Interests in the Treasury Portfolio included in such Corporate Units with Treasury Securities in an aggregate principal amount at maturity equal to such Pledged Applicable Ownership Interests in the Treasury Portfolio, or (ii) with respect to the Treasury Units, (x) if no Special Event Redemption has occurred, the substitution of the Pledged Treasury Securities included in such Treasury Units with Senior Notes in an aggregate principal amount equal to the aggregate principal amount at stated maturity of the Pledged Treasury Securities, or (y) following a Special Event Redemption, the substitution of the Pledged Treasury Securities included in such Treasury Units with the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition thereof).

        "Common Stock" means the common stock, $0.01 par value, of the Company.

        "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor.

        "Constituent Person" has the meaning set forth in Section 5.04(b)(i).

        "Contract Adjustment Payments" means the payments payable by the Company on the Payment Dates in respect of each Purchase Contract, at a rate per year of _____% of the Stated Amount per Purchase Contract.

        "Corporate Trust Office" means the office of the Purchase Contract Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, Floor 8W, New York, New York 10286 Attention: [__________].

        "Corporate Unit" means the collective rights and obligations of a Holder of a Corporate Units Certificate in respect of the Applicable Ownership Interests in Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, subject in each case (except that the Applicable Ownership Interests in the Treasury Portfolio as specified in clause (ii) of the definition of such term shall not be subject to the Pledge) to the Pledge thereof, and the related Purchase Contract.

        "Corporate Units Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Corporate Units specified on such certificate.

        "Coupon Rate" has the meaning set forth in the Supplemental Indenture.

        "Current Market Price" means, in respect of a share of Common Stock on any date of determination, the average of the daily Closing Prices for the 10 consecutive Trading Days ending the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which Common Stock trades regular way on the relevant exchange or in the relevant market for the Common Stock, as determined pursuant to Closing Price definition without the right to receive such issuance or distribution. If, during the relevant period for the computation of the Current Market Price, an event occurs which would require an adjustment pursuant to Section 5.04, the Board of Directs shall make an appropriate and corresponding adjustment to the Current Market Price, as it determines in good faith, to account for such event.

        "Custodial Agent" means the Person named as Custodial Agent in the first Paragraph of this Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Custodial Agent" shall mean the Person who is then the Custodial Agent hereunder.

        "Depositary" means a clearing agency registered under Section 17A of the Exchange Act that is designated to act as Depositary for the Units as contemplated by Sections 3.06 and 3.08.

        "Depositary Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.

        "Distributed Property" has the meaning set forth in Section 5.04(a)(iv).

        "Dividend Threshold Amount" has the meaning set forth in Section 5.04(a)(v).

        "DTC" means The Depository Trust Company.

        "Early Settlement" has the meaning set forth in Section 5.07(a).

        "Early Settlement Amount" has the meaning set forth in Section 5.07(b).

        "Early Settlement Date" has the meaning set forth in Section 5.07(b).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

        "Exchange Property" has the meaning set forth in Section 5.04(b)(i).

        "Expiration Date" has the meaning set forth in Section 1.04(e).

        "Expiration Time" has the meaning set forth in Section 5.04(a)(vi).

        "Failed Final Remarketing" has the meaning set forth in Section 5.02(c)(iii).

        "Failed Optional Remarketing" has the meaning set forth in Section 5.02(a)(iv).

        "Final Remarketing Period" means the period beginning February 2, 2009 and ending February 11, 2009.

        "Fixed Settlement Rate" means each of the Minimum Settlement Rate and the Maximum Settlement Rate.

        "Global Certificate" means a Certificate that evidences all or part of the Units and is registered in the name of the Depositary or a nominee thereof.

        "Holder" means, with respect to a Unit, the Person in whose name the Unit evidenced by a Certificate is registered in the Security Register.

        "Indemnitees" has the meaning set forth in Section 7.07(c).

        "Indenture" means the Indenture, dated as of December 1, 2002, between the Company and the Indenture Trustee (including any provisions of the TIA that are deemed incorporated therein), as amended and supplemented from time to time, including by the Supplemental Indenture pursuant to which the Senior Notes will be issued.

        "Indenture Trustee" means Deutsche Bank Trust Company Americas, a banking corporation of the State of New York, as trustee under the Indenture, or any successor thereto as described in the Indenture.

        "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by an Authorized Officer and delivered to the Purchase Contract Agent.

        "Losses" has the meaning set forth in Section 15.08(b).

        "Maximum Settlement Rate" has the meaning set forth in Section 5.01(a).

        "Minimum Settlement Rate" has the meaning set forth in Section 5.01(a).

        "NYSE" has the meaning set forth in Section 5.01(a).

        "Obligations" means, with respect to each Holder, all obligations and liabilities of such Holder under such Holder's Purchase Contract and this Agreement or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest (including, without limitation, interest accruing before and after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Holder, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Company or the Collateral Agent or the Securities Intermediary that are required to be paid by the Holder pursuant to the terms of any of the foregoing agreements).

        "Offer Expiration Date" has the meaning set forth in Section 5.04(a)(v).

        "Officer's Certificate" means a certificate signed by the Authorized Officer and delivered to the Purchase Contract Agent. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officer's Certificate provided for in Section 10.05) shall include the information set forth in Section 1.02 hereof.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Purchase Contract Agent. An opinion of counsel may rely on certificates as to matters of fact.

        "Optional Remarketing" has the meaning set forth in the Remarketing Agreement.

        "Optional Remarketing Period" means (i) the period beginning on, and including, November 3, 2008 and ending on, and including, November 13, 2008 and (ii) unless a Successful Optional Remarketing has occurred, the period beginning on, and including, December 1, 2008 and ending on, and including, December 11, 2008, in each case during which the Company may elect for an Optional Remarketing to occur pursuant to Section 5.02.

        "Outstanding" means, as of any date of determination, all Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

        all Units, if a Termination Event has occurred;
        Units evidenced by Certificates theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and
        Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Units evidenced by such Certificate are valid obligations of the Company;

        provided, however, that in determining whether the Holders of the requisite number of the Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Units, except that, in determining whether the Purchase Contract Agent shall be authorized and protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Units that a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded. Units so owned that have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee's right so to act with respect to such Units and that the pledgee is not the Company or any Affiliate of the Company.

        "Payment Date" means each February 17, May 17, August 17 and November 17 of each year, commencing _________ 17, 2006.

        "Permitted Investments" means any one of the following:

        (1) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support of the timely payment thereof or such indebtedness constitutes a general obligation of it);

        (2) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $[500] million at the time of deposit (and which may include the institution acting as the Collateral Agent);

        (3) investments with an original maturity of 365 days or less of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (2);

        (4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed as to timely payment by the full faith and credit of the United States of America;

        (5) investments in commercial paper, other than commercial paper issued by the Company or its Affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has a rating at the time of purchase at least equal to ["A-2"] by Standard & Poor's Ratings Services ("S&P") or at least equal to ["P-2"] by Moody's Investors Service, Inc. ("Moody's"); and

        (6) investments in money market funds (including, but not limited to, money market funds managed by the institution acting as the Collateral Agent or an affiliate of the institution acting as the Collateral Agent) registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody's.

        "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

        "Plan" means an employee benefit plan that is subject to ERISA, a plan or individual retirement account that is subject to Section 4975 of the Code or any entity whose assets are considered assets of any such plan.

        "Pledge" means the lien and security interest in the Collateral created by this Agreement.

        "Pledged Applicable Ownership Interests in Senior Notes" means the Applicable Ownership Interests in Senior Notes and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

        "Pledged Applicable Ownership Interests in the Treasury Portfolio" means the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition thereof) and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

        "Pledged Securities" means the Pledged Applicable Ownership Interests in Senior Notes, the Pledged Applicable Ownership Interests in the Treasury Portfolio and the Pledged Treasury Securities, collectively.

        "Pledged Treasury Securities" means Treasury Securities and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

        "Pledge Indemnitees" has the meaning set forth in Section 15.08(b).

        "Predecessor Certificate" means a Predecessor Corporate Units Certificate or a Predecessor Treasury Units Certificate.

        "Predecessor Corporate Units Certificate" of any particular Corporate Units Certificate means every previous Corporate Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Corporate Units evidenced thereby; and, for the purposes of this definition, any Corporate Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Corporate Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Corporate Units Certificate.

        "Predecessor Treasury Units Certificate" of any particular Treasury Units Certificate means every previous Treasury Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury Units evidenced thereby; and, for the purposes of this definition, any Treasury Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury Units Certificate.

        "Primary Treasury Dealer" means a primary U.S. government securities dealer.

        "Pro Rata" or "pro-rata" shall mean pro rata to each Holder according to the aggregate Stated Amount of the Units held by such Holder in relation to the aggregate Stated Amount of all Units outstanding.

        "Proceeds" has the meaning ascribed thereto in the UCC and includes, without limitation, all interest, dividends, cash, instruments, securities, financial assets and other property received, receivable or otherwise distributed upon the sale (including, without limitation, any Remarketing), exchange, collection or disposition of any financial assets from time to time credited to the Collateral Account.

        "Prospectus" means the prospectus relating to the delivery of shares or any securities in connection with an Early Settlement pursuant to Section 5.07 or a Cash Merger Early Settlement of Purchase Contracts pursuant to Section 5.04(b)(ii), in the form in which first filed, or transmitted for filing, with the Securities and Exchange Commission after the effective date of the Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Prospectus.

        "Purchase Contract" means, with respect to any Unit, the contract forming a part of such Unit and obligating the Company to (i) sell, and the Holder of such Unit to purchase, shares of Common Stock and (ii) pay the Holder thereof Contract Adjustment Payments, in each case on the terms and subject to the conditions set forth in Article 5 hereof.

        "Purchase Contract Agent" means the Person named as the "Purchase Contract Agent" in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Purchase Contract Agent" shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

        "Purchase Contract Settlement Date" means February 17, 2009.

        "Purchase Contract Settlement Fund" has the meaning set forth in Section 5.03.

        "Purchase Price" has the meaning set forth in Section 5.01(a).

        "Purchased Shares" has the meaning set forth in Section 5.04(a)(vi).

        "Put Right" has the meaning set forth in the Supplemental Indenture.

        "Quotation Agent" means any Primary Treasury Dealer selected by the Company.

        "Record Date" for any distribution and any Contract Adjustment Payment payable on any Payment Date means the first day of the calendar month in which the relevant Payment Date falls (whether or not a Business Day).

        "Record Date for Common Stock" means, for purposes of Section 5.04(a), with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is subdivided, split, combined, or exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock subject to such subdivision, split or combination or entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

        "Redemption Amount" has the meaning set forth in the Supplemental Indenture.

        "Redemption Price" has the meaning set forth in the Supplemental Indenture.

        "Reference Price" has the meaning set forth in Section 5.01(a).

        "Registration Statement" means a registration statement under the Securities Act prepared by the Company covering, inter alia, the delivery by the Company of any securities in connection with an Early Settlement on the Early Settlement Date or a Cash Merger Early Settlement on the Cash Merger Early Settlement Date under Section 5.04(b)(ii), including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

        "Remarketing" has the meaning set forth in the Remarketing Agreement.

        "Remarketing Agent" has the meaning set forth in the Supplemental Indenture.

        "Remarketing Agreement" has the meaning set forth in the Supplemental Indenture.

        "Remarketing Date" means the day or days selected for Remarketing in an Optional Remarketing Period or the Final Remarketing Period.

        "Remarketing Fee" has the meaning set forth in the Remarketing Agreement.

        "Remarketing Per Senior Note Price" means the Treasury Portfolio Purchase Price divided by the number of $1000 principal amount of Senior Notes underlying the Pledged Applicable Ownership Interests that are held as components of Corporate Units and remarketed in an Optional Remarketing.

        "Remarketing Price" means (i) in the case of an Optional Remarketing, 100% of the Treasury Portfolio Purchase Price (including, in the case of an Optional Remarketing occurring between December 1, 2008 and December 11, 2008, accrued and unpaid interest (prior to any reset of the interest rate on the Senior Notes) to the Remarketing Settlement Date) plus the Separate Senior Notes Purchase Price (if any) and (ii) in the case of a Final Remarketing, 100% of the aggregate principal amount of Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes and Separate Senior Notes to be remarketed in such Final Remarketing.

        "Remarketing Settlement Date" has the meaning set forth in the Remarketing Agreement.

        "Reorganization Event" has the meaning set forth in Section 5.04(b)(i).

        "Reset Rate" has the meaning set forth in the Remarketing Agreement.

        "Responsible Officer" means, when used with respect to the Purchase Contract Agent, any officer of the Purchase Contract Agent within the corporate trust department (or any successor unit, department or division of the Purchase Contract Agent) located at the Corporate Trust Office of the Purchase Contract Agent who has direct responsibility for the administration of this Agreement.

        "Rights" has the meaning set forth in Section 5.04(a)(x).

        "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

        "Securities Intermediary" means the Person named as Securities Intermediary in the first Paragraph of this Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Securities Intermediary" shall mean such successor or any subsequent successor.

        "Security Register" and "Securities Registrar" have the respective meanings set forth in Section 3.05.

        "Senior Indebtedness" means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the Contract Adjustment Payments.

        "Senior Notes" means the series of notes designated the Senior Notes, [Series A] of the Company issued pursuant to the Supplemental Indenture.

        "Separate Senior Notes" means Senior Notes that have been released from the Pledge following Collateral Substitution and therefore no longer underlie Corporate Units.

        "Separate Senior Notes Purchase Price" means, for any Optional Remarketing, the amount in cash equal to the product of the Remarketing Per Senior Note Price multiplied by the number of $1,000 principal amount of Separate Senior Notes remarketed in such Optional Remarketing.

        "Settlement Rate" has the meaning set forth in Section 5.01(a).

        "Special Event" has the meaning set forth in the Supplemental Indenture.

        "Special Event Redemption" has the meaning set forth in the Supplemental Indenture.

        "Special Event Redemption Date" has the meaning set forth in the Supplemental Indenture.

        "Stated Amount" means $50.

        "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "Successful Final Remarketing" has the meaning set forth in Section 5.02(c)(ii).

        "Successful Optional Remarketing" has the meaning set forth in Section 5.02(a)(ii).

        "Supplemental Indenture" means the Supplemental Indenture No. 1 dated as of the date hereof between the Company and the Indenture Trustee pursuant to which the Senior Notes are issued.

        "Tax Event" has the meaning set forth in the Supplemental Indenture.

        "Termination Date" means the date, if any, on which a Termination Event occurs.

        "Termination Event" means the occurrence of any of the following events:

        at any time on or prior to the Purchase Contract Settlement Date, the Company institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof and if such proceeding, judgment, petition or order shall have been entered more than 60 days prior to the Purchase Contract Settlement Date, such proceeding, judgment, petition or order shall have continued undischarged and unstayed for a period of 60 days; or
        at any time on or prior to the Purchase Contract Settlement Date, the Company seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets

    "Threshold Appreciation Price" has the meaning set forth in Section 5.01(a).

    "TIA" means the Trust Indenture Act of 1939 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

    "TRADES" means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

    "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

    "Trading Day" has the meaning set forth in Section 5.01(a).

    "Transfer" means (i) in the case of certificated securities in registered form, delivery as provided in Section 8-301(a) of the UCC, indorsed to the transferee or in blank by an effective endorsement; (ii) in the case of Treasury Securities, registration of the transferee as the owner of such Treasury Securities on TRADES; and (iii) in the case of security entitlements, including, without limitation, security entitlements with respect to Treasury Securities, a securities intermediary indicating by book entry that such security entitlement has been credited to the transferee's securities account.

    "Treasury Portfolio" means a portfolio of (1) U.S. treasury securities (or principal or interest strips thereof) that mature on February 15, 2009 (and in any event payable on or prior to February 16, 2009) in an aggregate amount equal to the Pledged Applicable Ownership Interests in Senior Notes, and (2) (x) in the case of a Successful Optional Remarketing, for the scheduled Interest Payment Date (as defined in the Supplemental Indenture) on the Senior Notes that occurs on the Purchase Contract Settlement Date, U.S. treasury securities (or principal or interest strips thereof) that mature on February 15, 2009 (and in any event payable on or prior to February 16, 2009) in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on the Purchase Contract Settlement Date on the Pledged Applicable Ownership Interests in Senior Notes, and (y) in the case of a Special Event Redemption, for each scheduled Interest Payment Date that occurs after the Special Event Redemption Date to and including the Purchase Contract Settlement Date, U.S. treasury securities (or principal or interest strips thereof) that mature on or prior to the Business Day immediately preceding such scheduled Interest Payment Date in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on such scheduled Interest Payment Date on the Applicable Ownership Interests in Senior Notes.

    "Treasury Portfolio Purchase Price" means the lowest aggregate ask-side price quoted by a Primary Treasury Dealer to the Quotation Agent between 9:00 a.m. and 11:00 a.m. (New York City time) (i) in the case of a Special Event Redemption, on the third Business Day immediately preceding the Special Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Special Event Redemption Date, and (ii) in the case of any Successful Optional Remarketing, on the date of such Successful Optional Remarketing for the purchase of the applicable Treasury Portfolio for settlement on the Optional Remarketing Settlement Date.

    "Treasury Securities" means zero-coupon U.S. treasury securities that mature on February 15, 2009 (CUSIP No. 912820JW8).

    "Treasury Unit" means, following the substitution of Treasury Securities for Pledged Applicable Ownership Interests in Senior Notes or Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, as collateral to secure a Holder's obligations under the Purchase Contract, the collective rights and obligations of a Holder of a Treasury Units Certificate in respect of such Treasury Securities, subject to the Pledge thereof, and the related Purchase Contract.

    "Treasury Units Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury Units specified on such certificate.

    "Trigger Event" has the meaning set forth in Section 5.04(a)(iv).

    "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time.

    "Underwriters" means the underwriters identified in Schedule II to the Underwriting Agreement.

    "Underwriting Agreement" means the Underwriting Agreement, dated _________, 200__, between the Company and Citigroup Global Markets Inc. [and _____________], as representative[s] of the Underwriters, relating to the sale of Corporate Units.

    "Unit" means a Corporate Unit or a Treasury Unit, as the case may be.

    "Units Prospectus" means, collectively, the registration statement on Form S-1 (No. 333-______), filed by the Company with the Securities and Exchange Commission and the prospectus contained therein dated _______, 2005, describing, among other things, the terms of the Units.

    "Value" means, with respect to any item of Collateral on any date, as to (1) Cash, the amount thereof, (2) Treasury Securities, the aggregate principal amount thereof at maturity, (3) Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term), the appropriate aggregate percentage of the aggregate principal amount at maturity of the underlying Treasury Portfolio and (4) Applicable Ownership Interests in Senior Notes, the appropriate aggregate percentage of the aggregate principal amount at maturity of the underlying Senior Notes.

    Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

    Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officer's Certificate provided for in Section 10.05) shall include:

        a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
        a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and
        a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

    Form of Documents Delivered to Purchase Contract Agent.

    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

    Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

    Acts of Holders; Record Dates. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.
      The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Purchase Contract Agent deems sufficient.
      The ownership of Units shall be proved by the Security Register.
      Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Unit shall bind every future Holder of the same Unit and the Holder of every Certificate evidencing such Unit issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.
      The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Corporate Units and the Outstanding Treasury Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Corporate Units or the Treasury Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Units on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder in the manner set forth in Section 1.06.

    With respect to any record date set pursuant to this Section 1.04(e), the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder in the manner set forth in Section 1.06, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

    Notices. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

    The Purchase Contract Agent shall send to the Indenture Trustee at the following address a copy of any notices in the form of Exhibits C, D, E, F, H or J it sends or receives:

    Deutsche Bank Trust Company Americas
    60 Wall Street
    New York, New York 10005
    Attention: Corporate Trust and Agency Services
    Fax: (212) _____________

    Notice to Holders; Waiver. Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

    In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary, and the Holders from time to time of the Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

    Separability Clause. In case any provision in this Agreement or in the Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

    Benefits of Agreement. Nothing contained in this Agreement or in the Units, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Units evidenced by their Certificates by their acceptance of delivery of such Certificates.

    Governing Law. THIS AGREEMENT AND THE UNITS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT A DIFFERENT LAW WOULD GOVERN AS A RESULT.

    Legal Holidays. In any case where any Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Units), Contract Adjustment Payments or other distributions shall not be paid on such date, but Contract Adjustment Payments or such other distributions shall be paid on the next succeeding Business Day, with the same force and effect as if made on such scheduled Payment Date; provided that no interest or other amount shall accrue or be payable by the Company or to any Holder in respect of such delay.

    In any case where the Purchase Contract Settlement Date or any Early Settlement Date or Cash Merger Early Settlement Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Units), Purchase Contracts shall not be performed and Early Settlement and Cash Merger Early Settlement shall not be effected on such date, but Purchase Contracts shall be performed or Early Settlement or Cash Merger Early Settlement shall be effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as applicable.

    Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

    Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

    Appointment of Financial Institution as Agent for the Company. The Company may appoint a financial institution (which may be the Collateral Agent, provided that it shall have accepted such appointment) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Purchase Contract Agent and the Holders, under this Agreement and the Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.05 hereof. Any such appointment shall not relieve the Company in any way from its obligations hereunder.

    No Waiver. No failure on the part of the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

  CERTIFICATE FORMS

    Forms of Certificates Generally. The Certificates (including the form of Purchase Contract forming part of each Unit evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto (in the case of Corporate Units Certificates) or Exhibit B hereto (in the case of Treasury Units Certificates), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

    The definitive Certificates shall be produced in any manner as determined by the officers of the Company executing the Units evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

    Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend substantially in the form set forth in Exhibit A and Exhibit B for a Global Certificate.

    Form of Purchase Contract Agent's Certificate of Authentication.  The form of the Purchase Contract Agent's certificate of authentication of the Units shall be in substantially the form set forth on the form of the applicable Certificates.

  THE UNITS

    Amount; Form and Denominations. The aggregate number of Units evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 9,000,000 (or 10,000,000 if the Underwriters' option under the Underwriting Agreement to purchase additional Units is exercised in full), except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.04, Section 3.05, Section 3.10, Section 3.13, Section 3.14 or Section 8.05.

    The Certificates shall be issuable only in registered form and only in denominations of a single Corporate Unit or Treasury Unit and any integral multiple thereof.

    Rights and Obligations Evidenced by the Certificates. Each Corporate Units Certificate shall evidence the number of Corporate Units specified therein, with each such Corporate Unit representing (1) the ownership by the Holder thereof of an Applicable Ownership Interest in Senior Notes or an Applicable Ownership Interest in the Treasury Portfolio, as the case may be, subject to the Pledge of such Applicable Ownership Interest in Senior Note or Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, by such Holder pursuant to this Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Corporate Unit, to pledge, pursuant to Article 11 hereof, the Applicable Ownership Interest in Senior Notes, or the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), forming a part of such Corporate Unit to the Collateral Agent, for the benefit of the Company, and to grant to the Collateral Agent, as agent of and for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Applicable Ownership Interest in Senior Notes or Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term) to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock. To effect such Pledge and grant such security interest, the Purchase Contract Agent on behalf of the Holders of Corporate Units has, on the date hereof, delivered to the Collateral Agent the Senior Notes underlying the Applicable Ownership Interests in Senior Notes.

    Upon the formation of a Treasury Unit pursuant to Section 3.13, each Treasury Units Certificate shall evidence the number of Treasury Units specified therein, with each such Treasury Unit representing (1) the ownership by the Holder thereof of a 1/20 or 5% undivided beneficial interest in a Treasury Security with a principal amount equal to $1,000, subject to the Pledge of such interest by such Holder pursuant to this Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Treasury Unit, to pledge, pursuant to Article 11 hereof, such Holder's interest in the Treasury Security forming a part of such Treasury Unit to the Collateral Agent, as agent of and for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Treasury Security to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock.

    Prior to the purchase of shares of Common Stock under each Purchase Contract, such Purchase Contracts shall not entitle the Holder of a Unit to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company.

    Execution, Authentication, Delivery and Dating. Subject to the provisions of Section 3.13 and Section 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

    The Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Treasurer, one of its Vice Presidents or one of its Assistant Treasurers. The signature of any of these officers on the Certificates may be manual or facsimile.

    Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

    No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized officer of the Purchase Contract Agent, as such Holder's attorney-in-fact. Such signature by an authorized officer of the Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

    Each Certificate shall be dated the date of its authentication.

    No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

    Temporary Certificates. Pending the preparation of definitive Certificates, the Company may execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate Units or Treasury Units, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

    If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Units as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Units evidenced thereby as definitive Certificates.

    Registration; Registration of Transfer and Exchange. The Purchase Contract Agent shall keep at the Corporate Trust Office a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Purchase Contract Agent shall provide for the registration of Certificates and of transfers of Certificates (the Purchase Contract Agent, in such capacity, the "Security Registrar"). The Security Registrar shall record separately the registration and transfer of the Certificates evidencing Corporate Units and Treasury Units.

    Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Corporate Units or Treasury Units, as the case may be.

    At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

    All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Corporate Units or Treasury Units, as the case may be, and be entitled to the same benefits and subject to the same obligations under this Agreement as the Corporate Units or Treasury Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

    Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed by the Holder thereof or its attorney duly authorized in writing.

    No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Purchase Contract Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Section 3.04, Section 3.06 and Section 8.05 not involving any transfer.

    Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest to occur of any Early Settlement Date with respect to such Certificate, any Cash Merger Early Settlement Date with respect to such Certificate, the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

        if the Purchase Contract Settlement Date (including upon any Cash Settlement) or an Early Settlement Date or a Cash Merger Early Settlement Date with respect to such other Certificate (or portion thereof) has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such other Certificate (or portion thereof); or
        if a Termination Event, Early Settlement, or Cash Merger Early Settlement shall have occurred prior to the Purchase Contract Settlement Date, or a Cash Settlement shall have occurred, transfer the Senior Notes, the Treasury Securities, or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Certificate, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article 5 hereof.

    Book-entry Interests. The Certificates will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Certificates shall initially be registered on the Security Register in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in Section 3.09. The Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company. Following the issuance of such Global Certificates and unless and until definitive, and fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.09:
        the provisions of this Section 3.06 shall be in full force and effect;
        the Company and the Purchase Contract Agent shall be entitled to deal with the Depositary for all purposes of this Agreement (including, without limitation, making Contract Adjustment Payments and receiving approvals, votes or consents hereunder) as the Holder of the Units and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners; provided that a Beneficial Owner may directly enforce against the Company, without any consent, proxy, waiver or involvement of the Depositary of any kind, such Beneficial Owner's right to receive a definitive Certificate representing the Units beneficially owned by such Beneficial Owner, as set forth in Section 3.09;
        to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and
        except as set forth in the proviso of clause (ii) of this Section 3.06, the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants. The Depositary will make book-entry transfers among Depositary Participants and receive and transmit payments of Contract Adjustment Payments to such Depositary Participants.

    Transfers of securities evidenced by Global Certificates shall be made through the facilities of the Depositary, and any cancellation of, or increase or decrease in the number of, such securities (including the creation of Treasury Units and the recreation of Corporate Units pursuant to Section 3.13 and Section 3.14, respectively) shall be accomplished by making appropriate annotations on the Schedule of Increases and Decreases set forth in such Global Certificate.

    Notices to Holders. Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company's agent shall give such notices and communications to the Holders and, with respect to any Units registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company's agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

    Appointment of Successor Depositary. If the Depositary elects to discontinue its services as securities depositary with respect to the Units, the Company may, in its sole discretion, appoint a successor Depositary with respect to the Units.

    Definitive Certificates.

    If:

        the Depositary notifies the Company that it is unwilling or unable to continue its services as securities depositary with respect to the Units and no successor Depositary has been appointed pursuant to Section 3.08 within 90 days after such notice;
        the Depositary ceases to be a "clearing agency" registered under Section 17A of the Exchange Act when the Depositary is required to be so registered to act as the Depositary and so notifies the Company, and no successor Depositary has been appointed pursuant to Section 3.08 within 90 days after such notice;
        to the extent permitted by the Depositary, the Company determines in its discretion that the Global Certificates shall be exchangeable for definitive Certificates; or
        a Beneficial Owner seeking to exercise or enforce its rights under the Corporate Units or Treasury Units requests to exchange such Beneficial Owner's interest in the Global Certificates for definitive Certificates;

    then (x) definitive Certificates shall be prepared by the Company with respect to such Units and delivered to the Purchase Contract Agent and (y) upon surrender of the Global Certificates representing the Units by the Depositary, accompanied by registration instructions (other than in the case of clause (iv) above), the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with instructions provided by the Depositary. The Company and the Purchase Contract Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be authorized and protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence Units of the same kind and tenor as the Global Certificate so surrendered in respect thereof.

    Mutilated, Destroyed, Lost and Stolen Certificates. If any mutilated Certificate is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

    If there shall be delivered to the Company and the Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Purchase Contract Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

    Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earliest of any Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate, any Cash Merger Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate, the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

        if the Purchase Contract Settlement Date (including upon any Cash Settlement) or an Early Settlement Date or a Cash Merger Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Certificate; and
        if a Termination Event, Cash Merger Early Settlement or an Early Settlement with respect to such lost or mutilated Certificate shall have occurred prior to the Purchase Contract Settlement Date or a Cash Settlement shall have occurred, transfer the Senior Notes, the Treasury Securities or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Certificate, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article 5 hereof.

    Upon the issuance of any new Certificate under this Section, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Purchase Contract Agent) connected therewith.

    Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Units evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Units evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

    The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

    Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Certificate is registered as the owner of the Units evidenced thereby for purposes of (subject to any applicable record date) any payment or distribution with respect to the Applicable Ownership Interests in Senior Notes, or on the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition of such term), as applicable, payment of Contract Adjustment Payments and performance of the Purchase Contracts and for all other purposes whatsoever in connection with such Units, whether or not such payment, distribution, or performance shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

    Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Certificate, or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Certificate. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Cancellation. All Certificates surrendered for delivery of shares of Common Stock on or after the Purchase Contract Settlement Date or in connection with an Early Settlement or a Cash Merger Early Settlement or for delivery of the Senior Notes underlying the Applicable Ownership Interests in Senior Notes, the Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to a Cash Settlement, an Early Settlement or a Cash Merger Early Settlement, a Collateral Substitution, or upon the registration of transfer or exchange of a Unit, shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent along with appropriate written instructions regarding the cancellation thereof and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section 3.12, except as expressly permitted by this Agreement. All cancelled Certificates held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

    If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Purchase Contract Agent cancelled or for cancellation.

    Creation of Treasury Units by Substitution of Treasury Securities. Unless Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units as a result of a Special Event Redemption, subject to the conditions set forth in this Agreement, and subject to the limitations on a Collateral Substitution in connection with an Optional Remarketing as set forth under Section 5.02 below, a Holder of Corporate Units may, at any time from and after the date of this Agreement and prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the first day of the Final Remarketing Period, effect a Collateral Substitution and separate the Senior Notes underlying Applicable Ownership Interests in Senior Notes in respect of such Holder's Corporate Units by substituting for such Applicable Ownership Interests in Senior Notes, Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of the Senior Notes underlying the Applicable Ownership Interests in Senior Notes; provided that Holders may make Collateral Substitutions only in integral multiples of 20 Corporate Units. In no event may a Holder of Corporate Units effect a Collateral Substitution following a Successful Optional Remarketing. To effect such substitution, the Holder must:

    (1) Transfer to the Securities Intermediary, for credit to the Collateral Account, Treasury Securities or security entitlements with respect thereto having a Value equal to the aggregate principal amount of the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes for which such Collateral Substitution is made; and

    (2) Transfer the related Corporate Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit F hereto.

    Upon confirmation that the Treasury Securities described in clause (1) above or security entitlements with respect thereto have been credited to the Collateral Account and receipt of the instruction to the Collateral Agent described in clause (2) above, the Collateral Agent shall release such Pledged Applicable Ownership Interests in Senior Notes from the Pledge and instruct the Securities Intermediary by a notice, substantially in the form of Exhibit G hereto, to Transfer the Senior Notes underlying such Pledged Applicable Ownership Interests in Senior Notes to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

    Upon credit to the Collateral Account of Treasury Securities or security entitlements with respect thereto delivered by a Holder of Corporate Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall promptly Transfer the Senior Notes underlying the appropriate Pledged Applicable Ownership Interests in Senior Notes to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

    Upon receipt of the Senior Notes underlying such Pledged Applicable Ownership Interests in Senior Notes, the Purchase Contract Agent shall promptly:

        cancel the related Corporate Units;
        Transfer the Senior Notes to the Holder (such Senior Notes shall be tradeable as a separate security, independent of the concurrently created Treasury Units); and
        deliver Treasury Units in book-entry form, or if applicable, authenticate, execute on behalf of such Holder and deliver Treasury Units in the form of a Treasury Units Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Corporate Units.

      Holders who elect to separate the Senior Notes by substituting Treasury Securities for Applicable Ownership Interest in Senior Notes shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent), in respect of the substitution, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.

      If Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in Senior Notes as a component of the Corporate Units as a result of a Special Event Redemption, subject to the conditions set forth in this Agreement, a Holder of Corporate Units may, at any time from and after the Special Event Redemption Date and prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date, substitute Treasury Securities for the Pledged Applicable Ownership Interests in the Treasury Portfolio included in such Corporate Units, but only in integral multiples of _____ Corporate Units. In such an event, the Holder shall Transfer Treasury Securities having an aggregate Value equal to the aggregate Stated Amount of the Purchase Contracts constituting a part of the Corporate Units for which Collateral Substitution is being made to the Securities Intermediary, for credit to the Collateral Account, and the Purchase Contract Agent, Collateral Agent and Securities Intermediary shall effect a Collateral Substitution for the appropriate Pledged Applicable Ownership Interests in the Treasury Portfolio in the manner set forth in clause (a) above.
      In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Corporate Units or fails to deliver Corporate Units Certificates to the Purchase Contract Agent after depositing Treasury Securities with the Securities Intermediary, any distributions on the Senior Notes underlying the Applicable Ownership Interests in Senior Notes, or with respect to the Applicable Ownership Interests in the Treasury Portfolio, in each case constituting a part of such Corporate Units, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Corporate Units are so transferred or the Corporate Units Certificate is so delivered, as the case may be, or such Holder provides evidence satisfactory to the Company and the Purchase Contract Agent that such Corporate Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.
      Except as described in Section 5.02 or in this Section 3.13 or in connection with a Cash Settlement, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Units shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Applicable Ownership Interests in Senior Notes or Applicable Ownership Interests in the Treasury Portfolio, as the case may be, and the Purchase Contract comprising such Corporate Units may be acquired, and may be transferred and exchanged, only as a Corporate Unit.

    Recreation of Corporate Units. Unless Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in Senior Notes as a component of the Corporate Units as a result of a Special Event Redemption, subject to the conditions set forth in this Agreement, and subject to the limitations on a Collateral Substitution in connection with an Optional Remarketing, as set forth in Section 5.02 below, a Holder of Treasury Units may effect a Collateral Substitution and recreate Corporate Units at any time from and after the date of this Agreement and prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the first day of the Final Remarketing Period; provided that Holders of Treasury Units may only recreate Corporate Units in integral multiples of 20 Treasury Units. In no event may a Holder of Treasury Units effect a Collateral Substitution following a Successful Optional Remarketing To recreate Corporate Units, the Holder must:

    (1) Transfer to the Securities Intermediary, for credit to the Collateral Account, Senior Notes or security entitlements with respect thereto having an aggregate principal amount equal to the Value of the Pledged Treasury Securities to be released; and

    (2) Transfer the related Treasury Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit H hereto.

    Upon confirmation that the Senior Notes described in clause (1) above or security entitlements with respect thereto has been credited to the Collateral Account and receipt of the instruction from the Purchase Contract Agent described in clause (2) above, the Collateral Agent shall release such Pledged Treasury Securities from the Pledge and shall instruct the Securities Intermediary by a notice, substantially in the form of Exhibit I hereto, to Transfer such Pledged Treasury Securities to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

    Upon credit to the Collateral Account of Senior Notes or security entitlements with respect thereto delivered by a Holder of Treasury Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall promptly Transfer the Pledged Treasury Securities to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

    Upon receipt of such Treasury Securities, the Purchase Contract Agent shall promptly:

        cancel the related Treasury Units;
        Transfer the Treasury Securities to the Holder; and
        deliver Corporate Units in book-entry form or, if applicable, authenticate, execute on behalf of such Holder and deliver Corporate Units in the form of a Corporate Units Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Treasury Units.

      Holders who elect to recreate Corporate Units shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent), in respect of the recreation, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.

      If Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in Senior Notes as a component of the Corporate Units as a result of a Special Event Redemption, subject to the conditions set forth in this Agreement, a Holder of Treasury Units may at any time from and after the Special Event Redemption Date and prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date substitute the Pledged Applicable Ownership Interests in the Treasury Portfolio for Treasury Securities included in such Treasury Units, but only in multiples of ______ Treasury Units. In such an event, the Holder shall Transfer Applicable Ownership Interests in the Treasury Portfolio (as set forth in clause (i) of the definition thereof) having a Value equal to the aggregate Value of the Treasury Securities for which substitution is being made to the Securities Intermediary, for credit to the Collateral Account, and the Purchase Contract Agent, Collateral Agent and Securities Intermediary shall effect a Collateral Substitution and release the Pledged Applicable Ownership Interests in the Treasury Portfolio from the Pledge in the manner set forth in clause (a) above.
      Except as provided in Section 5.02 or in this Section 3.14 or in connection with a Cash Settlement, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury Unit in respect of the interest in the Treasury Security and the Purchase Contract comprising such Treasury Unit may be acquired, and may be transferred and exchanged, only as a Treasury Unit.

    Transfer of Collateral Upon Occurrence of Termination Event. Upon the occurrence of a Termination Event, the Purchase Contract Agent shall notify the Collateral Agent of the occurrence thereof and request the release of a Collateral from the Pledge. Upon receipt by the Collateral Agent of such written notice or written notice pursuant to Section 5.06 hereof from the Company or the Purchase Contract Agent that a Termination Event has occurred, the Collateral Agent shall release all Collateral from the Pledge and shall promptly instruct the Securities Intermediary to Transfer:
        any Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes or security entitlements with respect thereto or Pledged Applicable Ownership Interests in the Treasury Portfolio;
        any Pledged Treasury Securities;
        any payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.02 hereof; and
        any Proceeds and all other payments the Collateral Agent receives in respect of the foregoing,

      to the Purchase Contract Agent for the benefit of the Holders for distribution to such Holders, in accordance with their respective interests, free and clear of the Pledge created hereby; provided, however, if any Holder or Beneficial Owner shall be entitled to receive Senior Notes in an aggregate principal amount of less than $1,000, or greater than $1,000 but not in an integral multiple of $1,000, the Purchase Contract Agent shall request, on behalf of such Holder or Beneficial Owner, pursuant to Section 2.03 of the Supplemental Indenture that the Company issue Senior Notes in denominations of $50, or integral multiples thereof, in exchange for Senior Notes in denominations of $1,000 or integral multiples thereof; and provided further, if any Holder shall be entitled to receive less than $1,000 with respect to its Pledged Applicable Ownership Interests in the Treasury Portfolio, the Purchase Contract Agent shall dispose of such interest for cash and deliver to such Holder cash in lieu of delivering the Pledged Applicable Ownership Interests in the Treasury Portfolio.

      Notwithstanding anything to the contrary in clause (a) of this Section 3.15, if such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes, Pledged Applicable Ownership Interests in the Treasury Portfolio, Pledged Treasury Securities and payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.02 and Proceeds and all other payments received by the Collateral Agent in respect of the foregoing, as the case may be, as provided by this Section 3.15, the Purchase Contract Agent shall use its best efforts to obtain an opinion of a nationally recognized law firm to the effect that, notwithstanding the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 3.15, and shall deliver or cause to be delivered such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (A) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (B) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes, Pledged Applicable Ownership Interests in the Treasury Portfolio, Pledged Treasury Securities and the payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.02 hereof and Proceeds and all other payments received by the Collateral Agent in respect of the foregoing, as the case may be, as provided in this Section 3.15, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court having jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes, Pledged Applicable Ownership Interest in the Treasury Portfolio, Pledged Treasury Securities and the payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.02 hereof and Proceeds and all other payments received by the Collateral Agent in respect of the foregoing, or as the case may be, as provided by this Section 3.15.
      Upon the occurrence of a Termination Event and the Transfer to the Purchase Contract Agent of the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes, the appropriate Pledged Applicable Ownership Interests in the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, pursuant to Section 3.15, the Purchase Contract Agent shall request transfer instructions with respect to such Senior Notes, Applicable Ownership Interests in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of Exhibit D hereto, mailed to such Holder at its address as it appears in the Security Register.
      Upon book-entry transfer of the Corporate Units or the Treasury Units or delivery of a Corporate Units Certificate or Treasury Units Certificate to the Purchase Contract Agent with such transfer instructions, the Purchase Contract Agent shall transfer the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes, the Pledged Applicable Ownership Interests in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions and, in the case of the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes, in accordance with the terms of the Supplemental Indenture. In the event a Holder of Corporate Units or Treasury Units fails to effect such transfer or delivery, the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes, the Pledged Applicable Ownership Interests in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, underlying such Corporate Units of Treasury Units, as the case may be, and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:
        the transfer of such Corporate Units or Treasury Units or surrender of the Corporate Units Certificate or Treasury Units Certificate or the receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Corporate Units Certificate or Treasury Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and
        the expiration of the time period specified by the applicable law governing abandoned property in the state in which the Purchase Contract Agent holds such property.

    No Consent to Assumption. Each Holder of a Unit, by acceptance thereof, shall be deemed expressly to have (i) withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes a debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation and (ii) agreed with the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary that the transaction contemplated by the Purchase Contract constitutes a "swap agreement" within the meaning of Section 101(53B)(A)(i)(iv) of the Bankruptcy Code and that each such Holder shall constitute a "swap participant" within the meaning of Section 101(53C) of the Bankruptcy Code.

    Substitutions. Whenever a Holder has the right to substitute Treasury Securities, Senior Notes underlying Applicable Ownership Interests in Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio (as defined in clause (i) of the definition of such term), as the case may be, or security entitlements for any of them for financial assets held in the Collateral Account, such substitution shall not constitute a novation of the security interest created hereby.

  THE SENIOR NOTES

    Interest Payments; Rights to Interest Payments Preserved. The Collateral Agent shall transfer all income and distributions received by it on account of the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes (if the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes are in the name of the Collateral Agent), the Pledged Applicable Ownership Interests in the Treasury Portfolio or Permitted Investments from time to time held in the Collateral Account to the Purchase Contract Agent for distribution to the applicable Holders as provided in this Agreement and the Purchase Contracts.
      Any payment on any Senior Note underlying Applicable Ownership Interests in Senior Notes on any Payment Date or any distribution on any Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition of such term), as the case may be, which is paid on or immediately prior to any Payment Date shall, subject to receipt thereof by the Purchase Contract Agent from the Company or from the Collateral Agent as provided in Section 4.01(a) above, be paid on the related Payment Date to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Corporate Units Certificates) of which such Applicable Ownership Interest in Senior Notes or Applicable Ownership Interests in the Treasury Portfolio, as the case may be, forms a part is registered at the close of business on the Record Date for such Payment Date.
      Each Corporate Units Certificate evidencing Applicable Ownership Interests in Senior Notes or Applicable Ownership Interests in the Treasury Portfolio delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Corporate Units Certificate shall carry the right to accrued and unpaid interest or distributions, and to accrued interest or distributions, which were carried by Applicable Ownership Interests in Senior Notes or Applicable Ownership Interests in the Treasury Portfolio underlying such other Corporate Units Certificate.
      In the case of any Corporate Unit with respect to which (1) Cash Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.02(a) hereof, (2) Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.07 hereof, (3) Cash Merger Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.04(b)(ii) hereof or (4) a Collateral Substitution is properly effected pursuant to Section 3.13, in each case on a date that is after any Record Date and prior to or on the next succeeding Payment Date, interest in respect of the Senior Notes underlying Applicable Ownership Interests in Senior Notes or distributions on Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Corporate Unit otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Cash Merger Early Settlement or Collateral Substitution, and such payment or distributions shall, subject to receipt thereof by the Purchase Contract Agent, be payable to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Corporate Units Certificates) was registered at the close of business on the Record Date.
      Except as otherwise expressly provided in Section 4.01(d) hereof, in the case of any Corporate Unit with respect to which Cash Settlement, Early Settlement or Cash Merger Early Settlement of the component Purchase Contract is properly effected, or with respect to which a Collateral Substitution has been effected, payments attributable to the Senior Notes underlying Applicable Ownership Interests in Senior Notes or distributions on Applicable Ownership Interests in the Treasury Portfolio, as the case may be, that would otherwise be payable or made after the Purchase Contract Settlement Date, Early Settlement Date, Cash Merger Early Settlement Date or the date of the Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Corporate Units; provided, however, that to the extent that such Holder continues to hold Separate Senior Notes or Applicable Ownership Interests in the Treasury Portfolio that formerly comprised a part of such Holder's Corporate Units, such Holder shall be entitled to receive interest on such Separate Senior Notes or distributions on such Applicable Ownership Interests in the Treasury Portfolio.

    Payments Prior to or on Purchase Contract Settlement Date. Subject to the provisions of Section 5.02, Section 5.04(b)(ii) and Section 5.07, and except as provided in Section 4.02(b) below, if no Termination Event shall have occurred, all principal payments received by the Securities Intermediary in respect of (1) the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes, (2) the Pledged Applicable Ownership Interests in the Treasury Portfolio pursuant to clause (i) of the definition thereof and (3) the Pledged Treasury Securities, shall be credited to the Collateral Account, to be invested in Permitted Investments until the Purchase Contract Settlement Date, and transferred to the Company on the Purchase Contract Settlement Date as provided in Section 5.02 hereof. Any balance remaining in the Collateral Account shall be released from the Pledge and transferred to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests, free and clear of the Pledge created hereby. The Company shall instruct the Collateral Agent in writing as to the specific Permitted Investments in which any payments made under this Section 4.02 shall be invested, provided, however, that if the Company fails to deliver such instructions by 10:30 a.m. (New York City time) on the day such payments are received by the Securities Intermediary, the Collateral Agent shall instruct the Securities Intermediary to invest such payments in the Permitted Investments described in clause (6) of the definition of Permitted Investments, and provided, further, however, that any such Permitted Investments shall mature on the Purchase Contract Settlement Date. In no event shall the Collateral Agent or the Securities Intermediary be liable for the selection of Permitted Investments or for investment losses incurred thereon. Neither the Collateral Agent nor the Securities Intermediary shall have any liability in respect of losses incurred based on acting or omitting to act under this Section 4.02(b) pursuant to any direction of the Company or as a result of the failure of the Company to provide timely written investment direction.
      All payments received by the Securities Intermediary in respect of (1) the Senior Notes, (2) the Applicable Ownership Interests in the Treasury Portfolio and (3) the Treasury Securities or security entitlements with respect thereto, that, in each case, have been released from the Pledge pursuant hereto shall be transferred to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests.

    Notice and Voting

    . Subject to Section 4.03(b) hereof, the Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided that the Purchase Contract Agent shall not exercise or shall not refrain from exercising such right, as the case may be, if, in the judgment of the Purchase Contract Agent, such action would impair or otherwise have a material adverse effect on the value of all or any of the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes; and provided further that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five Business Days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes, including either notice of any meeting at which holders of the Senior Notes are entitled to vote or the solicitation of consents, waivers or proxies of holders of the Senior Notes, the Collateral Agent shall send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, to execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes (in form and substance satisfactory to the Collateral Agent) as are prepared by the Company and delivered to the Purchase Contract Agent with respect to the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes.

      Upon receipt of notice of any meeting at which holders of Senior Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Senior Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of Corporate Units a notice:
        containing such information as is contained in the notice or solicitation;
        stating that each Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date set by the Company for determining the holders of Senior Notes entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to the Senior Notes underlying the Applicable Ownership Interests in Senior Notes that are a component of their Corporate Units; and
        stating the manner in which such instructions may be given.

      Upon the written request of the Holders of Corporate Units on such record date received by the Purchase Contract Agent at least six days prior to such meeting or the expiration date of any consent solicitation, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted or to consent with respect to, in accordance with the instructions set forth in such requests, the maximum aggregate principal amount of Senior Notes as to which any particular voting or consenting instructions are received. In the absence of specific instructions from the Holder of Corporate Units, the Purchase Contract Agent shall abstain from voting or consenting with respect to the Senior Notes underlying Applicable Ownership Interests in Senior Notes that are a component of such Corporate Units. The Company hereby agrees, if applicable, to solicit Holders of Corporate Units to timely instruct the Purchase Contract Agent as to the exercise of such voting or consenting rights in order to enable the Purchase Contract Agent to vote or consent with respect to such Senior Notes.

      The Holders of Corporate Units and the Holders of Treasury Units shall have no voting or other rights in respect of Common Stock.

    Special Event Redemption.
      If the Company elects to redeem the Senior Notes following the occurrence of a Special Event as permitted by the Supplemental Indenture, it shall notify the Collateral Agent in writing that a Special Event has occurred and that it intends to redeem the Senior Notes on the Special Event Redemption Date. Upon the occurrence of such Special Event Redemption while Senior Notes are still credited to the Collateral Account, the Collateral Agent shall, and is hereby authorized to, instruct the Securities Intermediary to present the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes for payment as may be required by their respective terms and to direct the Indenture Trustee to remit the Redemption Price to the Securities Intermediary for credit to the Collateral Account, on or prior to 12:30 p.m., New York City time, on such Special Event Redemption Date, by federal funds check or wire transfer of immediately available funds. Upon receipt of such funds by the Securities Intermediary and the credit thereof to the Collateral Account, the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes shall be released from the Collateral Account and promptly transferred to the Company. Upon the crediting of such funds to the Collateral Account, the Collateral Agent, at the written direction of the Company, shall instruct the Securities Intermediary to (i) apply an amount equal to the Redemption Amount of such funds to purchase the Treasury Portfolio from the Quotation Agent, (ii) credit to the Collateral Account the Applicable Ownership Interests in the Treasury Portfolio and (iii) promptly remit the remaining portion of such funds to the Purchase Contract Agent for payment to the Holders of Corporate Units, Pro Rata in accordance with their respective interests.
      Upon the occurrence of a Special Event Redemption, (i) the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) will be substituted as Collateral for the Pledged Applicable Ownership Interests in Senior Notes and will be held by the Collateral Agent in accordance with the terms hereof to secure the Obligation of each Holder of Corporate Units, (ii) the Holders of Corporate Units and the Collateral Agent shall have such rights and obligations, and the Collateral Agent shall have such security interest, with respect to such Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) as the Holders of Corporate Units and the Collateral Agent had in respect of the Pledged Applicable Ownership Interests in Senior Notes, subject to the Pledge thereof, and (iii) any reference in this Agreement to Applicable Ownership Interests in Senior Notes shall be deemed to be a reference to such Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term). The Company may cause to be made in any Corporate Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) for Applicable Ownership Interests in Senior Notes as Collateral.

    Payments to Purchase Contract Agent. The Securities Intermediary shall use commercially reasonable efforts to deliver any payments required to be made by it to the Purchase Contract Agent hereunder to the account designated by the Purchase Contract Agent for such purpose not later than 12:00 p.m. (New York City time) on the Business Day such payment is received by the Securities Intermediary; provided, however, that if such payment is received on a day that is not a Business Day or after 11:00 a.m. (New York City time) on a Business Day, then the Securities Intermediary shall use commercially reasonable efforts to deliver such payment to the Purchase Contract Agent no later than 10:30 a.m. (New York City time) on the next succeeding Business Day.

    Payments Held in Trust. If the Purchase Contract Agent or any Holder shall receive any payments on account of financial assets credited to the Collateral Account (other than interest on the Senior Notes or distributions on the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition thereof)) and not released therefrom in accordance with this Agreement, the Purchase Contract Agent or such Holder shall hold such payments as trustee of an express trust for the benefit of the Company and, upon receipt of an Officer's Certificate of the Company so directing, promptly deliver such payments to the Securities Intermediary for credit to the Collateral Account or to the Company for application to the Obligations of the applicable Holder or Holders, and the Purchase Contract Agent and Holders shall acquire no right, title or interest in any such payments of principal amounts so received. The Purchase Contract Agent shall have no liability under this Section 4.06 unless and until it has been notified in writing that such payment was delivered to it erroneously and shall have no liability for any action taken, suffered or omitted to be taken prior to its receipt of such notice.

  THE PURCHASE CONTRACTS

    Purchase of Shares of Common Stock. Each Purchase Contract shall obligate the Holder of the related Unit to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price"), a number of newly issued shares of Common Stock (subject to Section 5.08) equal to the Settlement Rate unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Units of which such Purchase Contract is a part shall have occurred. The "Settlement Rate" is equal to:
        If the Applicable Market Value is greater than or equal to $______ (the "Threshold Appreciation Price"), _______ shares of Common Stock per Purchase Contract, subject to adjustment pursuant to Section 5.04 below (as adjusted, the "Minimum Settlement Rate");
        if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $_______ (the "Reference Price"), the number of shares of Common Stock per Purchase Contract having a value (based on the Applicable Market Value) equal to the Stated Amount;
        if the Applicable Market Value is less than or equal to the Reference Price, _______ shares of Common Stock per Purchase Contract, subject to adjustment pursuant to Section 5.04 below (as adjusted, the "Maximum Settlement Rate");

        in each case rounded upward or downward to the nearest 1/10,000th of a share.

        The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

        The "Closing Price" per share of Common Stock on any date of determination means:

        the closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date; or
        if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price (or, if no closing price is reported, the last reported sale price) per share as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed; or
        if the Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price (or, if no closing price is reported, the last reported sale price) per share as reported by The Nasdaq Stock Market; or
        if the Common Stock is not so reported by the Nasdaq Stock Market, the last reported quoted bid price for the Common Stock in the over-the-counter market; or
        if the bid price referred to in clause (iv) above is not available, the average of the mid-point of the last bid and ask prices of the Common Stock on such date from at least three nationally recognized independent investment banking firms retained by the Company for purposes of determining the Closing Price.

      A "Trading Day" means a day on which the Common Stock (i) is not suspended from trading on any United States national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the United States national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

      Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance of such Unit:
        irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including, without limitation, the execution of Certificates on behalf of such Holder);
        agrees to be bound by the terms and provisions of such Unit, including but not limited to the terms and provisions of the Purchase Contract;
        covenants and agrees to perform its obligations under such Purchase Contract for so long as such Holder remains a Holder of a Corporate Unit or a Treasury Unit;
        consents to the provisions hereof;
        irrevocably authorizes the Purchase Contract Agent to enter into and perform this Agreement on its behalf and in its name as its attorney-in-fact;
        consents to, and agrees to be bound by, the Pledge of such Holder's right, title and interest in and to the Collateral, including the Applicable Ownership Interests in Senior Notes and the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) or the Treasury Securities pursuant to this Agreement, and the delivery of the Senior Notes underlying such Applicable Ownership Interests in Senior Notes by the Purchase Contract Agent to the Collateral Agent; and
        for United States federal, state and local income and franchise tax purposes, agrees to (A) treat its acquisition of the Corporate Units as an acquisition of the Applicable Ownership Interest in Senior Notes and Purchase Contract constituting the Corporate Units, (B) treat the Applicable Ownership Interest in Senior Notes as indebtedness of the Company and (C) treat itself as the owner of the applicable interests in the Collateral, including the Senior Notes underlying the Applicable Ownership Interests in Senior Notes, the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) or the Treasury Securities, as applicable;

      provided that upon a Termination Event, the rights of the Holder of such Units under the Purchase Contract may be enforced without regard to any other rights or obligations.

      Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance thereof, further covenants and agrees that to the extent and in the manner provided in Section 5.02 hereof, but subject to the terms thereof, on the Purchase Contract Settlement Date, Proceeds of the Pledged Applicable Ownership Interests in Senior Notes, the Pledged Applicable Ownership Interests in the Treasury Portfolio or the Pledged Treasury Securities, as applicable, equal to the Purchase Price shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.
      Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement and the Purchase Contracts underlying such Certificate and the transferor shall be released from the obligations under this Agreement and the Purchase Contracts underlying the Certificate so transferred. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

    Notices; Separate Senior Notes; Registration; Optional Remarketing; Cash Settlement; Final Remarketing; Payment of Purchase Price.
      Optional Remarketing. (i) Unless (1) a Termination Event has occurred, or (2) a Special Event Redemption has occurred, the Company may engage the Remarketing Agent, pursuant to the terms of the Remarketing Agreement, to remarket the aggregate Senior Notes underlying the aggregate Applicable Ownership Interests in Senior Notes that are components of Corporate Units, along with any Separate Senior Notes, the holders of which have elected to participate in such remarketing pursuant to the Supplemental Indenture and clause (d) below, on any date or dates selected by the Company during an Optional Remarketing Period (each such date, an "Optional Remarketing Date").
        If the Company elects to conduct one or more Optional Remarketings during an Optional Remarketing Period, (1) any Holder of Corporate Units who has not satisfied the requirements to effect an Early Settlement in accordance with Section 5.07 below prior to the second Business Day immediately prior to the first day of such Optional Remarketing Period shall not be permitted to effect an Early Settlement from and including such second Business Day immediately prior to the first day of the such Optional Remarketing Period to and including the third Business Day immediately following the last day of such Optional Remarketing Period and (2) any Holder of Corporate Units or Treasury Units that has not otherwise satisfied the requirements to effect a Collateral Substitution in accordance with Sections 3.13 and 3.14 above to create Treasury Units or recreate Corporate Units, as applicable, shall not be permitted to effect a Collateral Substitution from and including such second Business Day immediately prior to the first day of such Optional Remarketing Period to and including the third Business Day immediately following the last day of such Optional Remarketing Period.
        If the Company elects to conduct an Optional Remarketing on an Optional Remarketing Date, by 11:00 a.m. (New York City time) on the Business Day immediately preceding the first day of such Optional Remarketing Period, the Collateral Agent shall notify in writing the Remarketing Agent of the aggregate principal amount of Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes that are a part of the Corporate Units to be remarketed, and the Custodial Agent shall notify in writing the Remarketing Agent of the aggregate principal amount of Separate Senior Notes (if any) to be remarketed pursuant to clause (d)(ii) below. Pursuant to the Remarketing Agreement, upon receipt of such notices from the Purchase Contract Agent and the Custodial Agent, the Remarketing Agent will on each Optional Remarketing Date use its reasonable efforts to remarket such Senior Notes at the applicable Remarketing Price. If the Remarketing Agent is able to remarket such Senior Notes for at least such Remarketing Price (a "Successful Optional Remarketing"), the Collateral Agent shall cause the Securities Intermediary to transfer to the Remarketing Agent the remarketed Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes upon confirmation of deposit to the Collateral Account of proceeds of such Successful Optional Remarketing attributable to such Senior Notes, and the Custodial Agent shall transfer the remarketed Separate Senior Notes to the Remarketing Agent upon confirmation of receipt of proceeds of such Successful Optional Remarketing attributable to such Separate Senior Notes. Settlement shall occur on the Remarketing Settlement Date. Upon deposit in the Collateral Account of such proceeds, the Collateral Agent shall (1) instruct the Securities Intermediary to apply an amount equal to the Treasury Portfolio Purchase Price to purchase the Treasury Portfolio from the Quotation Agent, (2) credit to the Collateral Account the Applicable Ownership Interests in the Treasury Portfolio, and (3) promptly remit any remaining portion of such proceeds to the Purchase Contract Agent for payment to the Holders of Corporate Units, whereupon the Purchase Contract Agent shall make such payment on the Remarketing Settlement Date Pro Rata in accordance with their respective interests. With respect to any Separate Senior Notes remarketed, the Custodial Agent shall remit such proceeds of the Successful Optional Remarketing received from the Remarketing Agent to Holders of such Separate Senior Notes.
        Following the occurrence of a Successful Optional Remarketing, the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of such term) will be substituted as Collateral for the Pledged Applicable Ownership Interests in Senior Notes and will be held by the Collateral Agent in accordance with the terms hereof to secure the Obligation of each Holder of Corporate Units, and the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Applicable Ownership Interests in the Treasury Portfolio (as defined in clause (i) of such term) as the Holder of Corporate Units and the Collateral Agent had in respect of the Pledged Applicable Ownership Interests in Senior Notes, subject to the Pledge thereof. Any reference in this Agreement or the Certificates to the Pledged Applicable Ownership Interests in Senior Notes shall be deemed to be a reference to such Applicable Ownership Interests in the Treasury Portfolio (as defined in clause (i) of such term). The Company may cause to be made in any Corporate Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Applicable Ownership Interests in the Treasury Portfolio (as defined in clause (i) of such term) for the Pledged Applicable Ownership Interests in Senior Notes as Collateral.
        If, in spite of its reasonable efforts, the Remarketing Agent cannot remarket the Senior Notes as set forth above in any Optional Remarketing (other than to the Company) at a price not less than the applicable Remarketing Price or a condition precedent set forth in the Remarketing Agreement is not fulfilled, the Optional Remarketing will be deemed to have failed (a "Failed Optional Remarketing"). Promptly after all Failed Optional Remarketings in any Optional Remarketing Period, the Custodial Agent will return Separate Senior Notes to the appropriate Holders.
      Cash Settlement. Unless (1) a Termination Event has occurred, (2) a Holder effects an Early Settlement or a Cash Merger Early Settlement of the underlying Purchase Contract, (3) a Special Event Redemption has occurred prior to the second Business Day immediately preceding the first day of the Final Remarketing Period, or (4) a Successful Optional Remarketing has occurred, each Holder of Corporate Units shall have the right to satisfy in cash such Holder's Obligations with respect to the Purchase Contract Settlement Date. Each Holder of Corporate Units who intends to pay in cash to satisfy such Holder's Obligations under the Purchase Contract with respect to the Purchase Contract Settlement Date shall notify the Purchase Contract Agent by use of a notice in substantially the form of Exhibit E hereto of his intention to pay in cash (a "Cash Settlement") the Purchase Price for the Common Stock to be purchased pursuant to the related Purchase Contract. Such notice shall be given prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the first day of the Final Remarketing Period, but no earlier than the Company's notice of a Final Remarketing as set forth under clause (d)(i) below. Corporate Units Holders may only effect such a Cash Settlement pursuant to this Section 5.02(b) in integral multiples of 20 Corporate Units.
        A Holder of a Corporate Unit who has so notified the Purchase Contract Agent of his intention to effect a Cash Settlement in accordance with Section 5.02(b)(i) above shall pay the Purchase Price to the Securities Intermediary for deposit in the Collateral Account prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the first day of the Final Remarketing Period, in lawful money of the United States by certified or cashiers check or wire transfer in immediately available funds payable to or upon the order of the Securities Intermediary.
        If a Holder of a Corporate Unit fails to notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.02(b)(i), or does notify the Purchase Contract Agent as provided in Section 5.02(b)(i) of its intention to pay the Purchase Price in cash, but fails to make such payment as required by Section 5.02(b)(ii), such Holder shall be deemed to have consented to the disposition of the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes pursuant to any Remarketing occurring in the Final Remarketing Period as described in Section 5.02(c) below.
        Promptly after 5:00 p.m. (New York City time) on the Business Day preceding the first day of the Final Remarketing Period, the Purchase Contract Agent, based on notices received by the Purchase Contract Agent pursuant to Section 5.02(b)(i) hereof and notice from the Securities Intermediary regarding cash received by it prior to such time in a notice substantially in the form of Exhibit J hereto, shall notify the Collateral Agent in writing of the aggregate principal amount of Senior Notes attributable to the Pledged Applicable Ownership Interests in Senior Notes to be remarketed in any Remarketing occurring in the Final Remarketing Period.
        Upon (1) receipt by the Collateral Agent of a notice from the Purchase Contract Agent in substantially the form of Exhibit P hereto promptly after the receipt by the Purchase Contract Agent of a notice from a Holder of Corporate Units that such Holder has elected, in accordance with Section 5.02(b)(i) to effect a Cash Settlement and (2) the payment by such Holder of the Purchase Price in accordance with Section 5.02(b)(ii) above, the Collateral Agent shall:
          instruct the Securities Intermediary promptly to invest any such Cash in Permitted Investments consistent with the instructions of the Company as provided for below in this Section 5.02(b)(v);
          release from the Pledge the Senior Notes underlying the Pledged Applicable Ownership Interest in Senior Notes related to the Corporate Units as to which such Holder has effected a Cash Settlement; and
          instruct the Securities Intermediary to Transfer all such Senior Notes to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby, whereupon the Purchase Contract Agent shall Transfer such Senior Notes in accordance with written instructions provided by the Holder thereof or, if no such instructions are given to the Purchase Contract Agent by the Holder, the Purchase Contract Agent shall hold such Senior Notes, and any interest payment thereon, in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the relevant abandoned property laws of the state where such Senior Notes and interest payments thereon, if any, are held.

      The Company shall instruct the Collateral Agent in writing as to the type of Permitted Investments in which any such Cash shall be invested; provided, however, that if the Company fails to deliver such written instructions by 10:30 a.m. (New York City time) on the day such Cash is received by the Collateral Agent or to be reinvested by the Securities Intermediary, the Collateral Agent shall instruct the Securities Intermediary to invest such Cash in the Permitted Investments described in clause (6) of the definition of Permitted Investments, and provided, further, however, that any such Permitted Investments shall mature on the Purchase Contract Settlement Date. The Collateral Agent may conclusively rely on any written direction and shall bear no liability for any loss or other damage based on acting or omitting to act under this Section 5.02 pursuant to any direction of the Company and in no event shall the Collateral Agent or Securities Intermediary be liable for the selection of Permitted Investments or for investment losses incurred thereon. The Collateral Agent and Securities Intermediary shall have no liability in respect of losses incurred as a result of the failure of the Company to provide timely written investment direction.

      Upon maturity of the Permitted Investments on the Purchase Contract Settlement Date, the Collateral Agent shall, and is hereby authorized to, (A) instruct the Securities Intermediary to remit to the Company on the Purchase Contract Settlement Date such portion of the proceeds of such Permitted Investments as is equal to the aggregate Purchase Price under all Purchase Contracts in respect of which Cash Settlement has been affected as provided in this Section 5.02 to the Company on the Purchase Contract Settlement Date, and (B) release any amounts in excess of such amount earned from such Permitted Investments to the Purchase Contract Agent for distribution to the Holders who have effected Cash Settlement pro-rata in proportion to the amount paid by such Holders under Section 5.02(b)(ii) above.

      Final Remarketing. Unless a Special Event Redemption, a Successful Optional Remarketing or a Termination Event has occurred prior to the first day of the Final Remarketing Period, in order to dispose of the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes of any Holders of Corporate Units, who have not notified the Purchase Contract Agent of their intention to effect a Cash Settlement as provided in Section 5.02(b)(i) above, or who have so notified the Purchase Contract Agent but failed to make such payment as required by Section 5.02(b)(ii) above, in each case along with any Separate Senior Notes, the holders of which have elected to participate in a Final Remarketing pursuant to clause (d)(ii) below, the Company shall engage the Remarketing Agent pursuant to the Remarketing Agreement to remarket such Senior Notes on any date or dates selected by the Company during the Final Remarketing Period (each such date, a "Final Remarketing Date"). The Purchase Contract Agent, based on the notices specified pursuant to Section 5.02(b)(iv), shall notify the Remarketing Agent in writing, promptly after 5:00 p.m. (New York City time) on the Business Day immediately preceding the first day of the Applicable Remarketing Period, of the aggregate principal amount of Senior Notes attributable to the Pledged Applicable Ownership Interests in Senior Notes that are to be remarketed. Concurrently, the Custodial Agent, based on the notices specified in clause (d)(ii) below, will notify the Remarketing Agent in writing of the aggregate principal amount of Separate Senior Notes to be remarketed in any Remarketing to occur in the Final Remarketing Period. Upon receipt of notice from the Purchase Contract Agent as set forth in Section 5.02(c)(i) above and notice of the Separate Senior Notes (if any) from the Custodial Agent as set forth in Section 5.02(c)(i) above, the Remarketing Agent shall, on the Remarketing Date or Dates in the Final Remarketing Period, use reasonable efforts to remarket, as provided in the Remarketing Agreement, such Senior Notes and such Separate Senior Notes at the applicable Remarketing Price.
        If the Remarketing Agent is able to remarket such Senior Notes and Separate Senior Notes (if any) for at least the Remarketing Price in any Final Remarketing (other than to the Company) in accordance with the Remarketing Agreement (a "Successful Final Remarketing"), the Collateral Agent shall cause the Securities Intermediary to transfer to the Remarketing Agent the remarketed Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes upon confirmation of deposit to the Collateral Account of proceeds of such Successful Final Remarketing attributable to such Senior Notes, and the Custodial Agent shall transfer the remarketed Separate Senior Notes to the Remarketing Agent upon confirmation of receipt of proceeds of such Successful Final Remarketing attributable to such Separate Senior Notes. Settlement shall occur on the Remarketing Settlement Date. Upon deposit in the Collateral Account of such proceeds, the Collateral Agent shall, on the Purchase Contract Settlement Date, in consultation with the Purchase Contract Agent, instruct the Securities Intermediary to remit a portion of such proceeds equal to the aggregate principal amount of such Senior Notes to satisfy in full the Obligations of Holders of Corporate Units to pay the Purchase Price for the shares of Common Stock under the related Purchase Contracts, less the amount of any accrued and unpaid Contract Adjustment Payments payable to such Holders, and promptly remit the balance of such proceeds to the Purchase Contract Agent for payment to the Holders of Corporate Units, whereupon the Purchase Contract Agent shall make such payment on the Purchase Contract Settlement Date Pro Rata in accordance with their respective interests. With respect to any Separate Senior Notes remarketed, the Custodial Agent shall remit such proceeds of the Successful Final Remarketing received from the Remarketing Agent pro rata to Holders of such Separate Senior Notes.
        If, in spite of its reasonable efforts, the Remarketing Agent cannot remarket the Senior Notes at a price not less than the Remarketing Price (other than to the Company) or a condition precedent set forth in the Remarketing Agreement is not fulfilled, the remarketing will be deemed to have failed (a "Failed Final Remarketing"). Following a Failed Final Remarketing, as of the Purchase Contract Settlement Date, each Holder of any Pledged Applicable Ownership Interests in Senior Notes, unless such Holder has provided written notice to the Purchase Contract Agent in substantially the form of Exhibit M hereto of its intention to settle the related Purchase Contract with separate cash prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date and on or prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date delivered the Purchase Price to the Securities Intermediary for deposit in the Collateral Account in lawful money of the United States by certified or cashiers check or wire transfer in immediately available funds payable to or upon the order of the Securities Intermediary (which settlement may only be effected in integral multiples of 20 Corporate Units), shall be deemed to have exercised such Holder's Put Right with respect to the Senior Notes underlying such Pledged Applicable Ownership Interests in Senior Notes and to have elected to have a portion of the Proceeds of the Put Right set-off against such Holder's obligation to pay the aggregate Purchase Price for the shares of Common Stock to be issued under the related Purchase Contracts in full satisfaction of such Holders' Obligations under such Purchase Contracts. Following such set-off, each such Holder's Obligations, including to pay the Purchase Price for the shares of Common Stock, will be deemed to be satisfied in full, and the Collateral Agent shall cause the Securities Intermediary to release the Senior Notes underlying such Pledged Applicable Interests in Senior Notes from the Collateral Account and shall promptly transfer such Senior Notes to the Company. Thereafter, the Collateral Agent shall promptly remit the remaining portion of the Proceeds of the Holder's exercise of the Put Right in excess of the aggregate Purchase Price for the shares of Common Stock to be issued under such Purchase Contracts to the Purchase Contract Agent for payment to the Holder of the Corporate Units to which such Applicable Ownership Interests in Senior Notes relate. Upon (x) receipt by the Collateral Agent of a notice from the Purchase Contract Agent in substantially the form of Exhibit N hereto promptly after the receipt by the Purchase Contract Agent of a notice from a Holder of Corporate Units that such Holder has elected, in accordance with this Section 5.02(c)(iii), to settle the related Purchase Contract with separate cash and (y) payment by such Holder to the Securities Intermediary of the Purchase Price in accordance with the first sentence of this Section 5.02(c)(iii), in lieu of exercise of such Holder's Put Right, the Securities Intermediary shall give the Purchase Contract Agent notice of the receipt of such payment in substantially the form of Exhibit O hereto and shall (A) promptly invest the separate cash received in Permitted Investments consistent with the instructions of the Company as provided in Section 5.02(c)(iii) with respect to Cash Settlement, (B) promptly release from the Pledge the Senior Notes underlying the Applicable Ownership Interest in Senior Notes related to the Corporate Units as to which such Holder has paid such separate cash and (C) promptly Transfer all such Senior Notes to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby, whereupon the Purchase Contract Agent shall Transfer such Senior Notes in accordance with written instructions provided by the Holder thereof or, if no such instructions are given to the Purchase Contract Agent by the Holder, the Purchase Contract Agent shall hold such Senior Notes, and any interest payment thereon, in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the relevant abandoned property laws of the state where such Senior Notes and interest payments thereon, if any, are held. Upon maturity of the Permitted Investments on the Purchase Contract Settlement Date, the Collateral Agent shall, and is hereby authorized to, (A) instruct the Securities Intermediary to remit to the Company on the Purchase Contract Settlement Date such portion of the proceeds of such Permitted Investments as is equal to the aggregate Purchase Price under all Purchase Contracts in respect of which separate cash has been paid as provided in this Section 5.02(c)(iii) to the Company on the Purchase Contract Settlement Date, and (B) release any amounts in excess of such amount earned from such Permitted Investments to the Purchase Contract Agent for distribution to the Holders who have paid such separate cash pro-rata in proportion to the amount paid by such Holders under this Section 5.02(c)(iii).
      Notices, Separate Senior Notes; Registration. Not later than 15 days prior to the first day of the Applicable Remarketing Period, the Company shall issue a press release and request the Depositary or its nominee to notify the Beneficial Owners or Depositary Participants holding Units and Separate Senior Notes of, in the case of an Optional Remarketing, the Company's decision to attempt or not to attempt a Remarketing in such Optional Remarketing Period, and in all cases, any Remarketing Dates and the procedures to be followed in each Remarketing including the procedures to be followed by holders of Separate Senior Notes to participate in a Remarketing, the applicable procedures for Holders of Corporate Units to create Treasury Units or Holders of Treasury Units to recreate Corporate Units, the applicable procedures for Holders of Corporate Units to effect an Early Settlement and, in the case of a Final Remarketing, applicable procedures to effect a Cash Settlement and the applicable procedures that must be followed by a holder of Separate Senior Notes if such holder wishes to exercise its Put Right or by a holder if such holder elects not to exercise its Put Right.
        Prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the first day of the Applicable Remarketing Period, but no earlier than the Payment Date immediately preceding such date, holders of Separate Senior Notes may elect to have their Separate Senior Notes remarketed in all Remarketings to occur in the Applicable Remarketing Period under the Remarketing Agreement by delivering their Separate Senior Notes, along with a notice of such election, substantially in the form of Exhibit K attached hereto, to the Custodial Agent. After such time, such election shall become an irrevocable election to have such Separate Senior Notes remarketed in all Remarketings to occur in the Applicable Remarketing Period. The Custodial Agent shall hold the Separate Senior Notes in an account separate from the Collateral Account in which the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes shall be held. Holders of Separate Senior Notes electing to have their Separate Senior Notes remarketed will also have the right to withdraw that election by written notice to the Custodial Agent, substantially in the form of Exhibit L hereto, on or prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the first day of the Applicable Remarketing Period, and following such notice the Custodial Agent shall return such Separate Senior Notes to such holder.
        The Company agrees to use its commercially reasonable efforts to ensure that, if required by applicable law, (x) a registration statement, including a prospectus, under the Securities Act with regard to the full amount of the Senior Notes to be remarketed in each Remarketing in each case in a form that may be used by the Remarketing Agent in connection with such Remarketing shall be effective with the Securities and Exchange Commission, unless the Company conducts a remarketing in accordance with an exemption from registration under the Securities Act, and (y) to make available copies of such prospectus.
        The Company shall issue a press release and cause a notice of any Failed Remarketing to be published on its website (with a copy of such notice to be provided to the Purchase Contract Agent) before 9:00 a.m. New York City time on the Business Day immediately following such Failed Remarketing.
      In the case of a Treasury Unit or a Corporate Unit (if Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of such Corporate Unit), upon the maturity of the Pledged Treasury Securities or the appropriate Pledged Applicable Ownership Interests in the Treasury Portfolio held by the Securities Intermediary on or prior to the Business Day immediately preceding the Purchase Contract Settlement Date, the principal amount of the Treasury Securities or the appropriate Pledged Applicable Ownership Interests in the Treasury Portfolio received by the Securities Intermediary shall be invested promptly in Permitted Investments consistent with the instructions of the Company as provided in Section 5.02(b) with respect to Cash Settlement. On the Purchase Contract Settlement Date, an amount equal to the Purchase Price for all related Purchase Contracts shall be remitted to the Company as payment of such Holder's Obligations under such Purchase Contracts without receiving any instructions from the Holder. In the event the sum of the Proceeds from either the related Pledged Treasury Securities or the related Pledged Applicable Ownership Interests in the Treasury Portfolio and the Proceeds from such Permitted Investments is in excess of the aggregate Purchase Price, the Collateral Agent shall cause the Securities Intermediary to distribute such excess, when received by the Securities Intermediary, to the Purchase Contract Agent for the benefit of the Holder of the related Treasury Units or Corporate Units, as applicable.
      The obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent satisfied by Early Settlement, Cash Merger Early Settlement or Cash Settlement or terminated upon a Termination Event, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders, and in no event will Holders be liable for any deficiency between the proceeds of the disposition of Collateral and the Purchase Price.
      The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates thereof to the Holder of the related Units unless the Company shall have received payment for the Common Stock to be purchased thereunder in the manner herein set forth.

    Issuance of Shares of Common Stock. Unless a Termination Event, an Early Settlement or a Cash Merger Early Settlement shall have occurred, subject to Section 5.04(b), on the Purchase Contract Settlement Date upon receipt of the aggregate Purchase Price payable on all Outstanding Units in accordance with Section 5.02 above, the Company shall issue and deposit with the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Units, one or more certificates representing newly issued shares of Common Stock registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the Purchase Contract Settlement Date, being hereinafter referred to as the "Purchase Contract Settlement Fund") to which the Holders are entitled hereunder; provided, that, in case such Common Stock is to be delivered through the facilities of DTC or another Depositary, the Company shall cause its stock transfer agent to deliver beneficial interests in such Common Stock on behalf of the Purchase Contract Agent through such facilities to the Holders entitled thereto.

    Subject to the foregoing, upon surrender of a Certificate to the Purchase Contract Agent on or after the Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as the case may be, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive forthwith in exchange therefor a certificate representing that number of newly issued whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article 5 (after taking into account all Units then held by such Holder), together with cash in lieu of fractional shares as provided in Section 5.08 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions set forth on the reverse of the Certificate provided by the Holder to the Purchase Contract Agent. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered in the name of a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered (but excluding any Depositary or nominee thereof), no such registration shall be made unless and until the Person requesting such registration has paid any transfer and other taxes (including any applicable stamp taxes) required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

    Adjustment of each Fixed Settlement Rate. Each Fixed Settlement Rate shall be, without duplication, subject to the following adjustments: Adjustments for Dividends, Distributions, Stock Splits, Etc.
        In case (a) the Company shall pay or make a dividend or other distribution on Common Stock in shares of Common Stock, (b) outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock or (c) outstanding shares of Common Stock shall be combined into a lesser number of shares of Common Stock, each Fixed Settlement Rate in effect on the Record Date for Common Stock shall be adjusted based on the formula below:

        where,

        SR0 = the Fixed Settlement Rate in effect at the close of business on the Record Date for Common Stock;

        SR1 = the Fixed Settlement Rate in effect immediately after the Record Date for Common Stock;

        OS0 = the number of shares of Common Stock outstanding at the close of business on the Record Date for Common Stock, prior to giving effect to any such event;

        OS1 = the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event;

        such adjustment in each Fixed Settlement Rate to become effective immediately after the opening of business on the day following the Record Date for Common Stock. For the purposes of this paragraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company agrees that it shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

        In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them, for a period expiring within 60 days or less from the date of issuance of such rights or warrants to purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock as of the Record Date for Common Stock, each Fixed Settlement Rate in effect at the close of business on the Record Date for Common Stock for such issuance or distribution shall be adjusted based on the following formula:

        where,

        SR0 = the Fixed Settlement Rate in effect at the close of business on the Record Date for Common Stock

        SR1 = the Fixed Settlement Rate in effect immediately after the Record Date for Common Stock

        OS0 = the number of shares of Common Stock outstanding at the close of business on the Record Date for Common Stock

        X = the total number of shares of Common Stock issuable pursuant to such rights or upon a conversion of such securities

        Y = the aggregate price payable to exercise such rights (or the aggregate conversion price paid upon conversion) divided by the average of the Closing Prices of Common Stock for the ten (10) consecutive Trading Days prior to the Business Day immediately preceding the announcement of the issuance of such rights such adjustment in each Fixed Settlement Rate to be made whenever such rights or warrants are issued, and to become effective immediately after the opening of business on the day following the Record Date for Common Stock for such issuance or distribution. To the extent that shares of Common Stock or such convertible securities are not delivered after the expiration of such rights or warrants, each Fixed Settlement Rate shall be readjusted to a Fixed Settlement Rate that would then be in effect had the adjustments made upon the issuance or distribution of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock or such convertible securities actually delivered. For the purposes of this clause (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company agrees that it shall not issue any such rights, warrants or options in respect of shares of Common Stock held in the treasury of the Company.

        (w) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than Common Stock as covered by Section 5.04(a)(i) above) or evidences of its indebtedness, cash or other assets (including securities other than Common Stock, but excluding dividends and distributions covered by Section 5.04(a)(ii), Section 5.04(a)(iv) or Section 5.04(a)(v)) (any of such shares of capital stock, indebtedness, cash or other assets hereinafter in this Section 5.04(a)(iii) called the "Distributed Property")), then, in each such case each Fixed Settlement Rate shall be adjusted based on the following formula:

        where,

        SR0 = the Fixed Settlement Rate in effect at the close of business on the Record Date for Common Stock

        SR1 = the Fixed Settlement Rate in effect immediately after the Record Date for Common Stock

        SP0 = the Current Market Price

        FMV = the fair market value as of the Record Date for Common Stock (as determined by the Board of Directors), on the Record Date for Common Stock, of the shares of capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock such adjustment to each Fixed Settlement Rate to become effective at the opening of business on the day following such Record Date for Common Stock; provided that if the fair market value of the Distributed Property applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date for Common Stock, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon settlement the amount of Distributed Property such Holder would have received had such Holder settled each Purchase Contract on the date fixed for such determination as if the Purchase Contract Settlement Date were such date fixed for such determination. In the event that such dividend or distribution is not so paid or made, each Fixed Settlement Rate shall again be adjusted to be the Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 5.04(a)(iii) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date for Common Stock.

        (x) Notwithstanding the foregoing, if the Distributed Property distributed by the Company to all holders of its Common Stock consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company that are, or, when issued, will be, traded on a U.S. securities exchange or quoted on The Nasdaq National Market or The Nasdaq Small Cap Market, clause (w) above shall not apply and instead each Fixed Settlement Rate shall be adjusted based on the following formula, where,

        SR0 = the Fixed Settlement Rate in effect at the close of business on the Record Date for Common Stock

        SR1 = the Fixed Settlement Rate in effect immediately after the Record Date for Common Stock

        FMV0 = the average of the Closing Prices of the capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of our Common Stock over the ten (10) consecutive Trading Days commencing on and including the third Trading Day after the date on which "ex-distribution trading" commences for such dividend or distribution on The Nasdaq National Market or The Nasdaq Small Cap Market or such other national or regional exchange or market on Common Stock then listed or quoted

        MP0 = the average of the Closing Prices of Common Stock over the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which "ex-distribution trading" commences for such dividend or distribution on The Nasdaq National Market or The Nasdaq Small Cap Market or such other national or regional exchange or market on which the Common Stock is then listed or quoted such adjustment to each Fixed Settlement Rate to become effective immediately after the opening of business on the day following such Record Date for Common Stock. In any case in which this paragraph (x) is applicable, Section 5.04(a)(i), Section 5.04(a)(ii) and paragraph (w) of this Section 5.04(a)(iii) shall not be applicable. If Distributed Property distributed by the Company to all holders of its Common Stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company that are not, or, when issued, will not be, traded on a U.S. securities exchange or quoted on The Nasdaq National Market or The Nasdaq Small Cap Market, then each Fixed Settlement Rate then in effect will be adjusted as provided in paragraph (w) of this Section 5.04(a)(iii).

        (y) Notwithstanding anything to the contrary contained in this Section 5.04(a), rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event") (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.04(a) (and no adjustment to either Fixed Settlement Rate under this Section 5.04(a) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to each Fixed Settlement Rate shall be made under this Section 5.04(a)(iii). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Agreement, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to each Fixed Settlement Rate under this Section 5.04(a) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, each Fixed Settlement Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, each Fixed Settlement Rate shall be readjusted as if such rights and warrants had not been issued.

        (z) For purposes of this Section 5.04(a)(iii) and Section 5.04(a)(i) and Section 5.04(a)(ii), any dividend or distribution to which this Section 5.04(a)(iii) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Fixed Settlement Rate adjustment required by this Section 5.04(a)(iii) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Fixed Settlement Rate adjustment required by Section 5.04(a)(i) and Section 5.04(a)(ii) with respect to such dividend or distribution shall then be made).

        In case the Company shall, by dividend or otherwise distribute exclusively cash to all holders of Common Stock (excluding any cash dividend or distribution on Common Stock to the extent that the aggregate cash dividend per share of Common Stock does not exceed (i) $0.54 in any fiscal quarter in the case of quarterly dividend, or (ii) $2.16 in the prior twelve months in the case of the annual dividend (each the "Dividend Threshold Amount"), then each Fixed Settlement Rate will be adjusted based on the following formula:

        where,

        SR0 = the Fixed Settlement Rate in effect at the close of business on the Record Date for Common Stock

        SR1 = the Fixed Settlement Rate in effect immediately after the Record Date for Common Stock

        SP0 = the Current Market Price as of the Record Date for Common Stock

        C = the amount in cash per share we distribute to holders of our Common Stock less, in the event of a regular quarterly or annual dividend, the Dividend Threshold Amount such adjustment to each Fixed Settlement Rate to be effective after the opening of business on the day following the Record Date for Common Stock; provided that if an adjustment is required to be made under this clause as a result of a distribution that is not a regular quarterly dividend, the Dividend Threshold Amount will be deemed to be zero; and provided further that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon settlement the amount of cash such Holder would have received had such Holder settled each Purchase Contract on the date fixed for such determination as if the Purchase Contract Settlement Date were such date fixed for such determination. The Dividend Threshold Amount is subject to adjustment from time to time in a manner inversely proportional to any adjustment made to each Fixed Settlement Rate under this Section 5.04; provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made pursuant to this clause (iv).

        In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of cash and any other consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last date (the "Offer Expiration Date") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Date, each Fixed Settlement Rate shall be adjusted based on the following formula:

        where,

        SR0 = the Fixed Settlement Rate in effect at the close of business on the Offer Expiration Date

        SR1 = the Fixed Settlement Rate in effect immediately after the Offer Expiration Date

        FMV = the Fair Market Value (as determined by the Board of Directors), on the Offer Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Date (the "Purchased Shares")

        OS1 = the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time") less any Purchased Shares

        OS0 = the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares

        SP1 = the average of the Closing Prices of Common Stock for the ten (10) consecutive Trading Days commencing on the Trading Day immediately after the Expiration Time such adjustment to become effective immediately after the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, each Fixed Settlement Rate shall again be adjusted to be the Fixed Settlement Rate that would then be in effect if such tender or exchange offer had not been made.

        The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.04(b) applies) shall be deemed to involve:
          a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (iv) of this Section 5.04(a)); and
          a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of this Section 5.04(a)(vi)).
        All adjustments to each Fixed Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). If any adjustments are made to each Fixed Settlement Rate pursuant to this Section 5.04(a), an adjustment shall also be made to each of the Reference Price and the Threshold Appreciation Price solely to determine which of clauses (i), (ii) or (iii) of the definition of Settlement Rate in Section 5.01(a) will apply on the Purchase Contract Settlement Date or any Cash Merger Early Settlement Date. Such adjustment shall be made by multiplying the Reference Price and the Threshold Appreciation Price each by the Adjustment Factor. The "Adjustment Factor" means, initially, a fraction the numerator of which shall be the Maximum Settlement Rate immediately prior to the adjustment to each Fixed Settlement Rate pursuant to this Section 5.04(a) and the denominator of which shall be the Maximum Settlement Rate immediately after such adjustment. Each time an adjustment is required to be made to each Fixed Settlement Rate pursuant to this Section 5.04(a), the Adjustment Factor shall be multiplied by a fraction the numerator of which shall be the Maximum Settlement Rate immediately prior to such adjustment to each Fixed Settlement Rate pursuant to this Section 5.04(a) and the denominator of which shall be the Maximum Settlement Rate immediately after such adjustment. Notwithstanding the foregoing, if any adjustment to each Fixed Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by this Section 5.04(a) during the period taken into consideration for determining the Applicable Market Value, the Board of Directors will adjust, as it determines in good faith, the Applicable Market Value accordingly to account for any such adjustment to each Fixed Settlement Rate and the corresponding adjustment to the Reference Price and the Threshold Appreciation Price.
        The Company may, but shall not be required to, make such increases in each Fixed Settlement Rate, in addition to those required by this Section 5.04(a), as the Board of Directors considers to be advisable. The Company may make such a discretionary adjustment only if it makes the same proportionate adjustment to each Fixed Settlement Rate. No adjustment in the Fixed Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made shall be made (x) upon the end of the Company's fiscal year and (y) upon the Purchase Contract Settlement Date or any Early Settlement Date.
        If the Company hereafter adopts any stockholder rights plan involving the issuance of preference share purchase rights or other similar rights (the "Rights") to all holders of the Common Stock, and a Holder is entitled to receive upon settlement of any Purchase Contract, in addition to the shares of Common Stock issuable upon settlement of such Purchase Contract, the related Rights for the Common Stock, then a distribution of Rights will not result in an adjustment of either Fixed Settlement Rate unless such Rights under the future stockholder rights plan have separated from the Common Stock at the time of conversion, in which case each Fixed Settlement Rate shall be adjusted as provided in Section 5.04(a)(iv) on the date such Rights separate from the Common Stock.
        Except as set forth in Section 5.04 (i) through (ix) above, neither Fixed Settlement Rate shall be subject to adjustment for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of Common Stock.

      Adjustment for Consolidation, Merger or Other Reorganization Event.
        In the event of:
          any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another corporation);
          any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety;
          any statutory share exchange of the Company with another Person (other than in connection with a merger or acquisition); or
          any liquidation, dissolution or termination of the Company other than as a result of or after the occurrence of a Termination Event (any event described in clauses (A), (B), (C) and (D), a "Reorganization Event"), each Holder will receive, in lieu of shares of Common Stock, on the Purchase Contract Settlement Date or any Early Settlement Date with respect to each Purchase Contract forming a part thereof, the kind and amount of securities, cash and other property receivable upon such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon if such dividends or distributions have a record date that is prior to the Purchase Contract Settlement Date) by a Holder of one share of Common Stock (the "Exchange Property"), multiplied by the applicable Settlement Rate. The kind and amount of Exchange Property will be determined assuming such holder of one Share of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates. If holders of the Common Stock have the opportunity to elect the kind or amount of securities, cash and other property receivable upon such Reorganization Event, then for the purpose of this Section 5.04(b)(i) the kind and amount of securities, cash and other property receivable upon such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election.

        For purposes of determining the applicable Settlement Rate under this Section 5.04(b)(i) and Section 5.04(b)(ii), the term "Applicable Market Value" shall be deemed to refer to the "Applicable Market Value" of the Exchange Property, and such value shall be determined (A) with respect to any publicly traded securities that compose all or part of the Exchange Property, based on the Closing Price of such securities, (B) in the case of any cash that composes all or part of the Exchange Property, based on the amount of such cash and (C) in the case of any other property that composes all or part of the Exchange Property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose; provided that prior to the separation of the Rights or any similar stockholder rights from the Common Stock, such Rights or similar stockholder rights shall be deemed to have no value. For the purposes of this paragraph only, the term "Closing Price" shall be deemed to refer to the Closing Price, last quoted bid price or mid-point of the last bid and ask prices, as the case may be, of any publicly traded securities that comprise all or part of the Exchange Property and the term "Trading Day" shall be deemed to refer to any publicly traded securities that comprise all or part of the Exchange Property.

        In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person that acquires the assets of the Company or, in the event of a liquidation, dissolution or termination of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that each Holder of an Outstanding Unit shall have the rights provided by this Section 5.04(b)(i). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be, in the sole judgment of the parties executing such agreement, as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.04. The above provisions of this Section 5.04 shall similarly apply to successive Reorganization Events.

        Prior to the Purchase Contract Settlement Date, but not earlier than March 1, 2006, in the event of a consolidation or merger of the Company with or into another Person, or any merger of another Person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), in each case in which 30% or more of the total consideration paid to the Company's shareholders consists of cash or cash equivalents (a "Cash Merger"), then a Holder of a Unit may settle ("Cash Merger Early Settlement") its Purchase Contract, upon the conditions set forth below, at the Settlement Rate in effect immediately prior to the closing of the Cash Merger; provided that no Cash Merger Early Settlement will be permitted pursuant to this Section 5.04(b)(ii) unless, at the time such Cash Merger Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Cash Merger Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement is so required, the Company covenants and agrees to use its commercially reasonable efforts to (x) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (y) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Cash Merger Early Settlement. If a Holder elects a Cash Merger Early Settlement of some or all of its Purchase Contracts, such Holder shall be entitled to receive, on the Cash Merger Early Settlement Date, the aggregate amount of any accrued and unpaid Contract Adjustment Payments, with respect to such Purchase Contracts (except when the Cash Merger Early Settlement Date falls after any Record Date and prior to the next succeeding Payment Date, in which case Contract Adjustment Payments shall be payable to the Person in whose name a Certificate is registered at the close of business on such Record Date relating to the next succeeding Payment Date). The Company shall pay such amount as a credit against the amount otherwise payable by such Holder to effect such Cash Merger Early Settlement.

        Within five Business Days of the completion of a Cash Merger, the Company shall provide written notice to Holders of such completion of a Cash Merger, which shall specify the deadline for submitting the notice to settle early in cash pursuant to this Section 5.04(b)(ii), the date on which such Cash Merger Early Settlement shall occur (which date shall be at least ten days after the date of such written notice by the Company and shall not be a date falling in a period starting with the second Business Day prior to any Optional Remarketing Period for which the Company has announced one or more Remarketing Dates and ending on the third Business Day following the last day of such Optional Remarketing Period, but which shall in no event be later than the earlier of 20 days after the date of such written notice by the Company and the fifth Business Day immediately preceding the Purchase Contract Settlement Date) (the "Cash Merger Early Settlement Date"), the applicable Settlement Rate and the amount (per share of Common Stock) of cash, securities and other consideration receivable by the Holder, including the amount of Contract Adjustment Payments receivable, upon settlement.

        Corporate Units Holders (unless Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in Senior Notes as a component of the Corporate Units) and Treasury Units Holders may only effect Cash Merger Early Settlement pursuant to this Section 5.04(b)(ii) in integral multiples of 20 Corporate Units or Treasury Units, as the case may be. If Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, Corporate Units Holders may only effect Cash Merger Early Settlement pursuant to this Section 5.04(b)(ii) in multiples of ____ Corporate Units. Other than the provisions relating to timing of notice and settlement, which shall be as set forth in the immediately preceding paragraph, the provisions of Section 5.01 shall apply with respect to a Cash Merger Early Settlement pursuant to this Section 5.04(b)(ii).

        In order to exercise the right to effect Cash Merger Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Units shall deliver, no later than 5:00 p.m. (New York City time) on the third Business Day immediately preceding the Cash Merger Early Settlement Date, such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount equal to the result of:

        the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Cash Merger Early Settlement, less the amount of any accrued and unpaid Contract Adjustment Payments (except when the Cash Merger Early Settlement Date falls after any Record Date and prior to the next succeeding Payment Date).

        Upon receipt of such Certificate and payment of such funds, the Purchase Contract Agent shall pay the Company from such funds the related Purchase Price pursuant to the terms of the related Purchase Contracts, and notify the Collateral Agent that all the conditions necessary for a Cash Merger Early Settlement by a Holder have been satisfied pursuant to which the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Purchase Price.

        Upon receipt by the Collateral Agent of the notice from the Purchase Contract Agent set forth in the immediately preceding paragraph, the Collateral Agent shall release from the Pledge, (1) the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes or the Pledged Applicable Ownership Interests in the Treasury Portfolio, in the case of a Holder of Corporate Units or (2) the Pledged Treasury Securities, in the case of a Holder of Treasury Units, in each case with a Value equal to the product of (x) the Stated Amount and (y) the number of Purchase Contracts as to which such Holder has elected to effect Cash Merger Early Settlement, and shall instruct the Securities Intermediary to Transfer all such Pledged Applicable Ownership Interests in the Treasury Portfolio or Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby.

        If a Holder properly effects an effective Cash Merger Early Settlement in accordance with the provisions of this Section 5.04(b)(ii), the Company will deliver (or will cause the Collateral Agent to deliver) to the Holder on the Cash Merger Early Settlement Date:

          the kind and amount of securities, cash and other property receivable upon such Cash Merger by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Cash Merger (based on the Settlement Rate in effect at such time), assuming such Holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person to the extent such Cash Merger provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates. If holders of the Common Stock have the opportunity to elect the kind or amount of securities, cash and other property receivable upon such Cash Merger, then for the purpose of this Section 5.04(b)(ii), the kind and amount of securities, cash and other property receivable upon such Cash Merger shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election. For the avoidance of doubt, for the purposes of determining the Applicable Market Value (in connection with determining the appropriate Settlement Rate to be applied in the foregoing sentence), the date of the closing of the Cash Merger shall be deemed to be the Purchase Contract Settlement Date;
          the Senior Notes, the Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, related to the Purchase Contracts with respect to which the Holder is effecting a Cash Merger Early Settlement; and
          if so required under the Securities Act, a Prospectus as contemplated by this Section 5.04(b)(ii).

      The Corporate Units or the Treasury Units of the Holders who do not elect Cash Merger Early Settlement in accordance with the foregoing will continue to remain outstanding and be subject to settlement on the Purchase Contract Settlement Date in accordance with the terms hereof.

      All calculations and determinations pursuant to this Article 5 shall be made by the Company or its agent and the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall have no responsibility with respect to this Agreement.

    Notice of Adjustments and Certain Other Events. Whenever the Fixed Settlement Rates are adjusted as herein provided, the Company shall within 10 Business Days following the occurrence of an event that requires an adjustment to each Fixed Settlement Rate pursuant to Section 5.04 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware):
        compute each adjusted Fixed Settlement Rate in accordance with Section 5.04 and prepare and transmit to the Purchase Contract Agent an Officer's Certificate setting forth each Fixed Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and
        provide a written notice to the Holders of the Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to each Fixed Settlement Rate was determined and setting forth each adjusted Fixed Settlement Rate.
      The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of each Fixed Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall be fully authorized and protected in relying on any Officer's Certificate delivered pursuant to Section 5.05(a)(i) and any adjustment contained therein and the Purchase Contract Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 5.

    Termination Event; Notice.The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments (including any accrued and unpaid Contract Adjustment Payments), and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, prior to or on the Purchase Contract Settlement Date, a Termination Event shall have occurred.

    Upon and after the occurrence of a Termination Event, the Units shall thereafter represent the right to receive the Senior Notes underlying the Applicable Ownership Interests in Senior Notes, the Treasury Securities or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, forming part of such Units, in accordance with the provisions of Section 3.15 hereof. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.

    Early Settlement. Subject to Section 5.02(a) and further subject to and upon compliance with the provisions of this Section 5.07, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early ("Early Settlement") at any time on or after March 1, 2006 and prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the first day of the Final Remarketing Period (in the case of Corporate Units, unless a Special Event Redemption or a Successful Optional Remarketing has occurred) or the second Business Day immediately preceding the Purchase Contract Settlement Date (in the case of Treasury Units or Corporate Units after the occurrence of a Special Event Redemption or a Successful Optional Remarketing); provided that no Early Settlement will be permitted pursuant to this Section 5.07 unless, at the time such Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement is so required, the Company covenants and agrees to use its commercially reasonable best efforts to (i) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (ii) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Early Settlement (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, the Company will not be required to provide such a Prospectus, and the right to effect Early Settlement will not be available, until the Company has publicly disclosed such transaction or development, provided that the Company will use its commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so).
      In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Units (in the case of Certificates in definitive certificated form) shall deliver, at any time prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the first day of the Final Remarketing Period (in the case of Corporate Units, unless a Special Event Redemption or a Successful Optional Remarketing has occurred) or the second Business Day immediately preceding the Purchase Contract Settlement Date (in the case of Treasury Units or Corporate Units after the occurrence of a Special Event Redemption or a Successful Optional Remarketing), such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount (the "Early Settlement Amount") equal to the sum of:
        the product of (A) the Stated Amount and (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus, if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts.

      In the case of Book-Entry Interests, each Beneficial Owner electing Early Settlement must deliver the Early Settlement Amount to the Purchase Contract Agent along with a facsimile of the Election to Settle Early form duly completed, make book-entry transfer of such Book-Entry Interests and comply with the applicable procedures of the Depositary by the applicable time set forth above in this Section 5.07.

      Except as provided in Section 5.10(d), no payment shall be made upon Early Settlement of any Purchase Contract on account of any Contract Adjustment Payments accrued on such Purchase Contract or on account of any dividends on the Common Stock issued upon such Early Settlement. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Units at or prior to 5:00 p.m. (New York City time) on a Business Day, such day shall be the "Early Settlement Date" with respect to such Units and if such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, the Early Settlement Date with respect to such Units shall be the next succeeding Business Day.

      Upon the receipt of such Certificate, Election to Settle Early form duly completed and Early Settlement Amount from the Holder, the Purchase Contract Agent shall pay to the Company such Early Settlement Amount, the receipt of which payment the Company shall confirm in writing. The Purchase Contract Agent shall then notify the Collateral Agent that (A) such Holder has elected to effect an Early Settlement, which notice shall set forth the number of such Purchase Contracts as to which such Holder has elected to effect Early Settlement, (B) the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amount and (C) all conditions to such Early Settlement expressly set forth in this Agreement have been satisfied.

      Upon receipt by the Collateral Agent of the notice from the Purchase Contract Agent set forth in the preceding paragraph, the Collateral Agent shall release from the Pledge, (1) in the case of a Holder of Corporate Units, the Senior Notes underlying the Pledged Applicable Ownership Interest in Senior Notes, or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, relating to the Purchase Contracts to which Early Settlement is effected, or (2) in the case of a Holder of Treasury Units, Pledged Treasury Securities, in each case with a Value equal to the product of (x) the Stated Amount times (y) the number of Purchase Contracts as to which such Holder has elected to effect Early Settlement, and shall instruct the Securities Intermediary to Transfer all such Pledged Applicable Ownership Interests in the Treasury Portfolio or Senior Notes underlying such Pledged Applicable Ownership Interests in Senior Notes or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby.

      Holders of Corporate Units and Treasury Units may only effect Early Settlement pursuant to this Section 5.07 in integral multiples of 20 Treasury Units. If Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, Corporate Units Holders may only effect Early Settlement pursuant to this Section 5.07 in integral multiples of ____ Corporate Units.

      Upon Early Settlement of the Purchase Contracts, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments (including any accrued and unpaid Contract Adjustment Payments) with respect to such Purchase Contracts shall immediately and automatically terminate, except as provided in Section 5.10(d).

      Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Company shall issue, and the Holder shall be entitled to receive, a number of shares of Common Stock (or in the case of an Early Settlement following a Reorganization Event, a number of units of Exchange Property) equal to the Minimum Settlement Rate for each Purchase Contract as to which Early Settlement is effected.
      No later than the third Business Day after the applicable Early Settlement Date, the Company shall cause the shares of Common Stock issuable upon Early Settlement of Purchase Contracts to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in Section 5.08.
      Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Senior Notes, the Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, from the Securities Intermediary, as applicable, the Purchase Contract Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Units:
        transfer to the Holder the Senior Notes, the Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, related to such Units, deliver to the Holder a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 5.08, and if so required under the Securities Act, deliver a Prospectus for the shares of Common Stock issuable upon such Early Settlement as contemplated by Section 5.07(a).
      In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Units evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Purchase Contract Agent shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Units as to which Early Settlement was not effected.

    No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date, or upon Early Settlement or Cash Merger Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date, or upon Early Settlement or Cash Merger Early Settlement, the Company, through the Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the percentage of such fractional share multiplied by the Applicable Market Value calculated as if the date of such settlement were the Purchase Contract Settlement Date. The Company shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 5.08 in a timely manner.

    Charges and Taxes. The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Unit or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Units evidenced thereby, other than in the name of the Purchase Contract Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

    Contract Adjustment Payments. Subject to Section 5.10(d) and Section 5.10(e) through (q), the Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract for the period from and including the immediately preceding Payment Date on which Contract Adjustment Payments were paid (or if none, __________, 200__) to but excluding such Payment Date to the Person in whose name a Certificate is registered at the close of business on the Record Date relating to such Payment Date. Contract Adjustment Payments on Global Certificates will be made by wire transfer of immediately available funds to the Depositary. If the book-entry system for the Units has been terminated, the Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in the Borough of Manhattan, City of New York, New York maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register as of the Record Date, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent, given at least ten calendar days prior to the Payment Date. If any Payment Date is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day that is a Business Day (and without any interest in respect of any such delay). Contract Adjustment Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The Contract Adjustment Payments will accrue from __________, 200__.
      Upon the occurrence of a Termination Event, the Company's obligation to pay future Contract Adjustment Payments (including any accrued Contract Adjustment Payments) shall cease.
      Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the recreation of Corporate Units) any other Certificate shall carry the right to accrued and unpaid Contract Adjustment Payments, which right was carried by the Purchase Contracts underlying such other Certificates.
      In the case of any Unit with respect to which Early Settlement or Cash Merger Early Settlement of the underlying Purchase Contract is effected on a date that is after any Record Date and prior to or on the next succeeding Payment Date, Contract Adjustment Payments otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement or Cash Merger Early Settlement, and such Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such Unit is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, and the right to receive accrued and unpaid Contract Adjustment Payments as set forth in Section 5.04(b)(ii), in the case of any Unit with respect to which Early Settlement or Cash Merger Early Settlement of the underlying Purchase Contract is effected, Contract Adjustment Payments that would otherwise be payable after the Early Settlement or Cash Merger Early Settlement Date with respect to such Purchase Contract shall not be payable.
      The Company's obligations with respect to Contract Adjustment Payments will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness as set forth in this Section 5.10.
      In the event (x) of any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or (y) subject to the provisions of Section 5.10(h) below, that (A) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), or (B) the maturity of any Senior Indebtedness shall have been accelerated because of a default in respect of such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), then:
        the holders of all Senior Indebtedness shall first be entitled to receive, in the case of clause (x) above, payment of all amounts due or to become due upon all Senior Indebtedness and, in the case of subclauses (A) and (B) of clause (y) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Units are entitled to receive any Contract Adjustment Payments on the Purchase Contracts underlying the Units;
        any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the Units would be entitled except for the provisions of Section 5.10(e) through (q), including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of such Contract Adjustment Payments on the Purchase Contracts underlying the Units, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the representative or representatives of the holders of Senior Indebtedness or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made of such Contract Adjustment Payments to the Holders of such Units; and
        in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Contract Adjustment Payments on the Purchase Contracts underlying the Units, shall be received by the Purchase Contract Agent or the Holders of any of the Units when such payment or distribution is prohibited pursuant to Section 5.10(e) through (q), such payment or distribution shall be paid over to the representative or representatives of the holders of Senior Indebtedness or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.
      For purposes of Section 5.10(e) through (q), the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Section 5.10(e) through (q) with respect to such Contract Adjustment Payments on the Units to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment.
      Any failure by the Company to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Section 5.10(e) through (q) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.
      Subject to the irrevocable payment in full of all Senior Indebtedness, the Holders of the Units shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Indebtedness of the Company to the same extent as payment of the Contract Adjustment Payments in respect of the Purchase Contracts underlying the Units is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all such Contract Adjustment Payments owing on the Units shall be paid in full, and as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of Section 5.10(e) through (q) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of Section 5.10(e) through (q) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.
      Nothing contained in Section 5.10(e) through (q) or elsewhere in this Agreement or in the Units is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Contract Adjustment Payments on the Units as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Purchase Contract Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under Section 5.10(e) through (q), of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.
      Upon payment or distribution of assets of the Company referred to in Section 5.10(e) through (q), the Purchase Contract Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or trustee or other person making any payment or distribution, delivered to the Purchase Contract Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Section 5.10(e) through (q).
      The Purchase Contract Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Purchase Contract Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to Section 5.10(e) through (q), the Purchase Contract Agent may request such Person to furnish evidence to the reasonable satisfaction of the Purchase Contract Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Section 5.10(e) through (q), and, if such evidence is not furnished, the Purchase Contract Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.
      Nothing contained in Section 5.10(e) through (q) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Adjustment Payments, except as otherwise provided in these Section 5.10(e) through (q).
      Each Holder, by its acceptance thereof, authorizes and directs the Purchase Contract Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Section 5.10(e) through (q) and appoints the Purchase Contract Agent as its attorney-in-fact for any and all such purposes.
      The Company shall give prompt written notice to the Purchase Contract Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent in respect of the Units pursuant to the provisions of this Section. Notwithstanding the provisions of Section 5.10(e) through (q) or any other provisions of this Agreement, the Purchase Contract Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent, or the taking of any other action by the Purchase Contract Agent, unless and until the Purchase Contract Agent shall have received written notice thereof mailed or delivered to the Purchase Contract Agent at its Corporate Trust Office from the Company, any Holder, or the holder or representative of any Senior Indebtedness; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Purchase Contract Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Purchase Contract Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.
      The Purchase Contract Agent in its individual capacity shall be entitled to all the rights set forth in this Section 5.10 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Agreement shall deprive the Purchase Contract Agent of any of its rights as such holder.
      No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.
      Nothing in this Section 5.10 shall apply to claims of, or payments to, the Purchase Contract Agent under or pursuant to Section 7.07.
      With respect to the holders of Senior Indebtedness, (i) the duties and obligations of the Purchase Contract Agent shall be determined solely by the express provisions of this Agreement; (ii) the Purchase Contract Agent shall not be liable to any such holders if it shall, acting in good faith, mistakenly pay over or distribute to the Holders or to the Company or any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 5.10 or otherwise; (iii) no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent; and (iv) the Purchase Contract Agent shall not be deemed to be a fiduciary as to holders of such Senior Indebtedness.

  RIGHTS AND REMEDIES OF HOLDERS

    Unconditional Right of Holders to Receive Contract Adjustment Payments and To Purchase Shares of Common Stock. Each Holder of a Unit shall have the right, which is absolute and unconditional, (i) subject to Article 5, to receive each Contract Adjustment Payment with respect to the Purchase Contract comprising part of such Unit on the respective Payment Date for such Unit pursuant to the terms hereof and (ii) except upon and following a Termination Event, to purchase shares of Common Stock pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such right to receive Contract Adjustment Payments and the right to purchase shares of Common Stock, and such rights shall not be impaired without the consent of such Holder.

    Restoration of Rights and Remedies. If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

    Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right upon a default or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article 6 or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

    Undertaking for Costs. All parties to this Agreement agree, and each Holder of a Unit, by its acceptance of such Unit shall be deemed to have agreed, that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Purchase Contract Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Units, or to any suit instituted by any Holder for the enforcement of the obligation to pay interest on any Senior Notes owed pursuant to such Holder's Applicable Ownership Interests in Senior Notes or Contract Adjustment Payments on or after the respective Payment Date therefor in respect of any Unit held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts constituting part of any Unit held by such Holder.

    Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

  THE PURCHASE CONTRACT AGENT

    Certain Duties and Responsibilities.
      The Purchase Contract Agent:
        undertakes to perform, with respect to the Units, such duties and only such duties as are specifically set forth in this Agreement and the Remarketing Agreement to be performed by the Purchase Contract Agent and no implied covenants or obligations shall be read into this Agreement or the Remarketing Agreement against the Purchase Contract Agent; and
        in the absence of bad faith on its part, may, with respect to the Units, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement or the Remarketing Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement or the Remarketing Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).
      No provision of this Agreement or the Remarketing Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
        this Section 7.01(b) shall not be construed to limit the effect of Section 7.01(a);
        the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively determined by a court of competent jurisdiction that the Purchase Contract Agent was negligent in ascertaining the pertinent facts; and
        no provision of this Agreement or the Remarketing Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
      Whether or not therein expressly so provided, every provision of this Agreement and the Remarketing Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section.
      The Purchase Contract Agent is authorized to execute and deliver the Remarketing Agreement in its capacity as Purchase Contract Agent.
      In case a default by the Company under this Agreement has occurred (that has not been cured or waived), and is actually known by a Responsible Officer of the Purchase Contract Agent, the Purchase Contract Agent shall exercise such of the rights and powers, if any, with respect to such default, vested in it by this Agreement, and use the same degree of care and skill in the exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

    Notice of Default. Within 90 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent shall transmit by mail to the Company and the Holders, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived; provided that, except for a default in any payment obligation hereunder, the Purchase Contract Agent shall be protected in withholding such notice if and so long as a Responsible Officer of the Purchase Contract Agent in good faith determines that the withholding of such notice is in the interests of Holders of the Units.

    Certain Rights of Purchase Contract Agent.

    Subject to the provisions of Section 7.01:

      the Purchase Contract Agent may, in the absence of bad faith, conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
      any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officer's Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;
      whenever in the administration of this Agreement or the Remarketing Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder or thereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed in this Agreement) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate of the Company;
      the Purchase Contract Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
      the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the relevant books, records and premises of the Company, personally or by agent or attorney;
      the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees or an Affiliate of the Purchase Contract Agent and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee or an Affiliate appointed with due care by it hereunder;
      the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Purchase Contract Agent security or indemnity satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
      the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and
      the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder, and to each officer, director, employee of the Purchase Contract Agent and each agent, custodian and other Person employed, in any capacity whatsoever, by the Purchase Contract Agent to act hereunder and shall survive the resignation or removal of the Purchase Contract Agent and the termination of this Agreement.

    Not Responsible for Recitals or Issuance of Units. The recitals contained herein, in the Remarketing Agreement and in the Certificates shall be taken as the statements of the Company, and the Purchase Contract Agent assumes no responsibility for their accuracy or validity. The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Units or the Pledge or the Collateral or the Remarketing Agreement. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

    May Hold Units. Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Company may become the owner or pledgee of Units.

    Money Held in Custody. Money held by the Purchase Contract Agent in custody hereunder need not be segregated from the Purchase Contract Agent's other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder or agreed in writing with the Company.

    Compensation and Reimbursement.

    The Company agrees:

      to pay to the Purchase Contract Agent compensation for all services rendered by it hereunder and under the Remarketing Agreement as the Company and the Purchase Contract Agent shall from time to time agree in writing;
      except as otherwise expressly provided for herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement and the Remarketing Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel) in connection with the negotiation, preparation, execution and delivery and performance of this Agreement and the Remarketing Agreement and any modification, supplement or waiver of any of the terms thereof, except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
      to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent (collectively, with the Purchase Contract Agent, the "Indemnitees") for, and to hold each Indemnitee harmless against, any loss, liability or expense (including reasonable fees and expenses of counsel) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder and the Remarketing Agreement, including the Indemnitees' reasonable costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of the Purchase Contract Agent's powers or duties hereunder or thereunder.

    The provisions of this Section shall survive the resignation and removal of the Purchase Contract Agent and the termination of this Agreement.

    Corporate Purchase Contract Agent Required; Eligibility. There shall at all times be a Purchase Contract Agent hereunder which shall be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, New York City, if there be such a Person in the Borough of Manhattan, New York City, qualified and eligible under this Article and willing to act on reasonable terms. If such Person publishes or files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published or filed. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

    Resignation and Removal; Appointment of Successor. No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 7.10.
      The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.
      The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Units delivered to the Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after such Act, the Purchase Contract Agent being removed may petition any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.
      If at any time:
        the Purchase Contract Agent fails to comply with Section 310(b) of the TIA, and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Unit for at least six months;
        the Purchase Contract Agent shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or
        the Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Purchase Contract Agent, or (ii) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

      If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Unit for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.
      The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Security Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.
      If the Agent has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the TIA, the Agent and the Company shall in all respects comply with the provisions of Section 310(b) of the TIA.

    Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, on the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.
      Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in clause (a) of this Section 7.10.
      No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article 7.

    Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Units.

    Preservation of Information; Communications to Holders. The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Purchase Contract Agent in its capacity as Security Registrar.
      If three or more Holders (herein referred to as "Applicants") apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such Applicant has owned a Unit for a period of at least six months preceding the date of such application, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units and is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

    No Obligations of Purchase Contract Agent. Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Remarketing Agreement or any Purchase Contract in respect of the obligations of the Holder of any Unit thereunder. The Company agrees, and each Holder of a Certificate, by its acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article 5 hereof.

    Tax Compliance. The Purchase Contract Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed on it by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.
      The Purchase Contract Agent shall comply in accordance with the terms hereof with any reasonable written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.01(a) hereof.
      The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

  SUPPLEMENTAL AGREEMENTS

    Supplemental Agreements without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, to:
      evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates;
      evidence and provide for the acceptance of appointment hereunder by a successor Purchase Contract Agent, Collateral Agent, Securities Intermediary or Custodial Agent;
      add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;
      make provision with respect to the rights of Holders pursuant to the requirements of Section 5.04(b); or
      except as provided for in Section 5.04, cure any ambiguity, to correct or supplement any provisions herein that may be inconsistent with any other provision herein, or to make such other provisions in regard to matters or questions arising under this Agreement that do not adversely affect the interests of any Holders, provided that any amendment made solely to conform the provisions of this Agreement to the description of the Units and the Purchase Contracts contained in the Units Prospectus will not be deemed to adversely affect the interests of the Holders.

    Supplemental Agreements with Consent of Holders. With the consent of the Holders of not less than a majority of the Outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company and the Purchase Contract Agent, the Company, when authorized by a Board Resolution, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Purchase Contract Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Units. However, that, except as contemplated herein, no supplemental agreement shall, without the consent of the Holder of each outstanding Purchase Contract affected thereby, change any Payment Date;
      change the amount or the type of Collateral required to be Pledged to secure a Holder's obligations under the Purchase Contract (except for the rights of holders of Corporate Units to substitute Treasury Securities for the Pledged Applicable Ownership Interests in Senior Notes or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, or the rights of Holders of Treasury Units to substitute Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as applicable, for the Pledged Treasury Securities), impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral or otherwise adversely affect the Holder's rights in or to such Collateral;
      impair the Holders' right to institute suit for the enforcement of any Purchase Contract or any Contract Adjustment Payments;
      except as set forth in Section 5.04, reduce the number of shares of Common Stock or the amount of any other property to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock or any other property upon settlement of any Purchase Contract or change the Purchase Contract Settlement Date or the right to Early Settlement or Cash Merger Early Settlement or otherwise adversely affect the Holder's rights under the Purchase Contract in any material respect;
      reduce any Contract Adjustment Payments or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable; or
      reduce the percentage of the outstanding Purchase Contracts whose Holder's consent is required for any modification or amendment to the provisions of this Agreement or the Purchase Contracts;

    provided that if any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of each such Holder affected thereby; and provided, further, that the unanimous consent of the Holders of each outstanding Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (a) through (f) of this Section 8.02.

    It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

    Execution of Supplemental Agreements. In executing, or accepting the additional agencies created by any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary and the Custodial Agent shall be provided, and (subject to Section 7.01 with respect to the Purchase Contract Agent) shall be fully authorized and protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent, the Collateral Agent, the Securities Intermediary and the Custodial Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects their own rights, duties or immunities under this Agreement or otherwise.

    Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

    Reference to Supplemental Agreements. Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Certificates.

  CONSOLIDATION, MERGER, Sale, CONVEYANCE, TRANSFER OR Disposition

    Covenant Not To Consolidate, Merge, Sell, Convey, Transfer or Dispose Property except under Certain Conditions. The Company covenants that it will not merge or consolidate with any other Person or sell, convey, transfer or otherwise dispose of all or substantially all of its assets, unless:
      either the Company shall be the surviving Person, or the successor (if other than the Company) shall be Person, other than an individual organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and such corporation or limited liability company, as the case may be, shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement (including the Pledge provided for herein), the Indenture (including any supplement thereto) and the Remarketing Agreement by one or more supplemental agreements in form reasonably satisfactory to the Purchase Contract Agent and the Collateral Agent, executed and delivered to the Purchase Contract Agent and the Collateral Agent by such Person; and
      the Company or such successor Person shall not, immediately after such merger, consolidation, sale, conveyance, transfer or other disposition, be in default of payment obligations under the Purchase Contracts, this Agreement, the Indenture (including any supplement thereto) or the Remarketing Agreement or in material default in the performance of any other covenants under any of the foregoing agreements.

    Rights and Duties of Successor Corporation. In case of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition and upon any such assumption by a successor Person in accordance with Section 9.01, such surviving Person shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company and the Company shall be relieved of any further obligation hereunder and under the Corporate Units or Treasury Units. Such surviving Person thereupon may cause to be signed, and may issue either in its own name or in the name of Entergy Corporation any or all of the Certificates evidencing Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such surviving Person, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any Certificate evidencing Units which such surviving Person thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

    In case of any such merger, consolidation, sale, assignment, transfer, or disposition such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Units thereafter to be issued as may be appropriate.

    Opinion of Counsel Given to Purchase Contract Agent. The Purchase Contract Agent, subject to Section 7.01 and Section 7.03, shall receive an Opinion of Counsel as conclusive evidence that any such merger, consolidation, sale, assignment, transfer, or disposition, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such merger, consolidation, sale, conveyance, transfer or other disposition have been met.

  COVENANTS

    Performance under Purchase Contracts. The Company covenants and agrees for the benefit of the Holders from time to time of the Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

    Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, City of New York, New York an office or agency where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement or Cash Merger Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, or for a Collateral Substitution and where notices and demands to or upon the Company in respect of the Units and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. The Company initially designates the Corporate Trust Office of the Purchase Contract Agent as such office of the Company. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

    The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York, New York for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Units the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

    Company To Reserve Common Stock. The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Units evidenced by Outstanding Certificates.

    Covenants as to Common Stock; Listing. The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Units will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. The Company shall comply, in all material respects, with all applicable securities laws regulating the offer, issuance and delivery of shares of Common Stock upon settlement of Purchase Contracts and will issue such shares of Common Stock as freely-tradable shares, except to the extent holders thereof are underwriters (within the meaning of the Securities Act) or Affiliates of the Company.
      The Company further covenants that, if at any time the Common Stock shall be listed on the NYSE or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon Settlement of Purchase Contracts; provided, however, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the date on which any Purchase Contract is first settled in accordance with the provisions of this Agreement, the Company covenants to list such Common Stock issuable upon settlement of the Purchase Contracts in accordance with the requirements of such exchange or automated quotation system no later than at such time.

    ERISA. Each Holder from time to time of the Units that is a Plan or who used assets of a Plan to purchase Units hereby represents that either (i) no portion of the assets used by such Holder to acquire the Corporate Units constitutes assets of the Plan or (ii) the purchase or holding of the Corporate Units by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4973 of the Code or similar violation under any applicable laws.

    Tax Treatment. Subject to the occurrence of a Special Event, the Company covenants and agrees, for United States federal, state and local income and franchise tax purposes, to (i) treat a Holder's acquisition of the Corporate Units as the acquisition of the Applicable Ownership Interests in Senior Notes and Purchase Contract constituting the Corporate Units and (ii) treat each Holder as the owner of the applicable interest in the Collateral, including the Senior Notes underlying the Applicable Ownership Interests in Senior Notes, Applicable Ownership Interests in the Treasury Portfolio or the Treasury Securities.

  PLEDGE

    Pledge. Each Holder, acting through the Purchase Contract Agent as such Holder's attorney-in-fact, and the Purchase Contract Agent, acting solely as such attorney-in-fact, hereby pledges and grants to the Collateral Agent, as agent of and for the benefit of the Company, a continuing first priority security interest in and to, and a lien upon and right of set-off against, all of such Person's right, title and interest in and to the Collateral to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.

    Termination. As to each Holder, the Pledge created hereby shall terminate upon the satisfaction of such Holder's Obligations. Upon a Termination Event, the Collateral Agent shall instruct the Securities Intermediary to Transfer such portion of the Collateral attributable to such Holder to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

  ADMINISTRATION OF COLLATERAL

    Initial Deposit of Senior Notes. Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Corporate Units, shall Transfer to the Securities Intermediary, for credit to the Collateral Account, the Applicable Ownership Interests in Senior Notes and the Senior Notes underlying such Applicable Ownership Interests in Senior Notes or security entitlements relating thereto and the Securities Intermediary shall indicate by book-entry that a securities entitlement with respect to such Applicable Ownership Interests in Senior Notes has been credited to the Collateral Account.
      The Collateral Agent may, at any time or from time to time, in its sole discretion, cause any or all securities or other property underlying any financial assets credited to the Collateral Account to be registered in the name of the Securities Intermediary, the Collateral Agent or their respective nominees; provided, however, that unless any Event of Default (as defined in the Indenture) shall have occurred and be continuing, the Collateral Agent agrees not to cause any Senior Notes to be so re-registered.

    Establishment of Collateral Account. The Securities Intermediary hereby confirms that:
      the Securities Intermediary has established the Collateral Account;
      the Collateral Account is a securities account;
      subject to the terms of this Agreement, the Securities Intermediary shall identify in its records the Collateral Agent as the entitlement holder entitled to exercise the rights that comprise any financial asset credited to the Collateral Account;
      all property delivered to the Securities Intermediary pursuant to this Agreement, including any Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition thereof) or Treasury Securities and the Permitted Investments, will be credited promptly to the Collateral Account; and
      all securities or other property underlying any financial assets credited to the Collateral Account shall be (i) registered in the name of the Purchase Contract Agent and indorsed to the Securities Intermediary or in blank, (ii) registered in the name of the Securities Intermediary or (iii) credited to another securities account maintained in the name of the Securities Intermediary. In no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent (in its capacity as such) or any Holder or specially indorsed to the Purchase Contract Agent (in its capacity as such) or any Holder, unless such financial asset has been further indorsed to the Securities Intermediary or in blank.

    Treatment as Financial Assets. Each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a financial asset.

    Sole Control by Collateral Agent. Except as provided in Section 15.01, at all times prior to the termination of the Pledge, the Collateral Agent shall have sole control of the Collateral Account, and the Securities Intermediary shall take instructions and directions, and comply with entitlement orders, with respect to the Collateral Account or any financial asset credited thereto solely from the Collateral Agent as set forth in this Agreement. If at any time the Securities Intermediary shall receive an entitlement order issued by the Collateral Agent and relating to the Collateral Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Purchase Contract Agent or any Holder or any other Person. Except as otherwise permitted under this Agreement, until termination of the Pledge, the Securities Intermediary will not comply with any entitlement orders issued by the Purchase Contract Agent or any Holder.

    Jurisdiction. The Collateral Account, and the rights and obligations of the Securities Intermediary, the Collateral Agent, the Purchase Contract Agent and the Holders with respect thereto, shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for the purposes of the UCC the Securities Intermediary's jurisdiction is the State of New York.

    No Other Claims. Except for the claims and interest of the Collateral Agent and of the Purchase Contract Agent and the Holders in the Collateral Account, the Securities Intermediary (without having conducted any investigation) does not know of any claim to, or interest in, the Collateral Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agent and the Purchase Contract Agent.

    Investment and Release. All proceeds of financial assets from time to time credited to the Collateral Account shall be invested and reinvested as provided in this Agreement. At all times prior to termination of the Pledge, no property shall be released from the Collateral Account except in accordance with this Agreement or upon written instructions of the Collateral Agent.

    Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Collateral Account and any financial assets credited thereto simultaneously to each of the Purchase Contract Agent and the Collateral Agent at their addresses for notices under this Agreement.

    Tax Allocations. The Purchase Contract Agent shall report all items of income, gain, expense and loss recognized in the Collateral Account, to the extent such reporting is required by law, to the Internal Revenue Service authorities in the manner required by law. Neither the Securities Intermediary nor the Collateral Agent shall have any tax reporting duties hereunder.

    No Other Agreements. The Securities Intermediary has not entered into, and prior to the termination of the Pledge will not enter into, any agreement with any other Person relating to the Collateral Account or any financial assets credited thereto, including, without limitation, any agreement to comply with entitlement orders of any Person other than the Collateral Agent.

    Powers Coupled with an Interest. The rights and powers granted in this Purchase Contract and Pledge Agreement to the Collateral Agent have been granted in order to perfect its security interests in the Collateral Account, are powers coupled with an interest and will be affected neither by the bankruptcy of the Purchase Contract Agent or any Holder nor by the lapse of time. The obligations of the Securities Intermediary under this Purchase Contract and Pledge Agreement shall continue in effect until the termination of the Pledge.

    Waiver of Lien; Waiver of Set-off. The Securities Intermediary waives any security interest, lien or right to make deductions or set-offs that it may now have or hereafter acquire in or with respect to the Collateral Account, any financial asset credited thereto or any security entitlement in respect thereof. Neither the financial assets credited to the Collateral Account nor the security entitlements in respect thereof will be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Company.

  RIGHTS AND REMEDIES OF THE COLLATERAL AGENT

    Rights and Remedies of the Collateral Agent. In addition to the rights and remedies set forth herein or otherwise available at law or in equity, after a collateral event of default (as specified in Section 13.01(b) below) hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (1) retention of the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes, the Pledged Treasury Securities or the Pledged Applicable Ownership Interests in the Treasury Portfolio in full satisfaction of the Holders' obligations under the Purchase Contracts and this Agreement or (2) sale of the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes, the Pledged Treasury Securities or the Pledged Applicable Ownership Interests in the Treasury Portfolio in one or more public or private sales.
      Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of Proceeds of (i) the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes (other than any interest payments thereon), (ii) Pledged Applicable Ownership Interests in the Treasury Portfolio, or (iii) the Pledged Treasury Securities as provided in this Agreement in satisfaction of the Obligations of the Holder of the Units of which such applicable Pledged Applicable Ownership Interests in the Treasury Portfolio, Pledged Applicable Ownership Interests in Senior Notes or such Pledged Treasury Securities are a part under the related Purchase Contracts, the inability to make such payments shall constitute a "collateral event of default" hereunder and the Collateral Agent shall have and may exercise, with reference to such Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes, Pledged Treasury Securities or Pledged Applicable Ownership Interests in the Treasury Portfolio, as applicable, any and all of the rights and remedies available to a secured party under the UCC and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.
      Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive, collect and apply to the satisfaction of the Obligations all payments with respect to (i) the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes (other than any interest payments thereon), (ii) the Pledged Treasury Securities and (iii) the Pledged Applicable Ownership Interests in the Treasury Portfolio, subject, in each case, to the provisions of this Agreement, and as otherwise provided herein.
      Subject to Section 7.04, the Purchase Contract Agent and each Holder agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent, on behalf of such Holder, shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent acts, its own negligent failure to act or its own willful misconduct.

  REPRESENTATIONS AND WARRANTIES TO
  COLLATERAL AGENT; HOLDER COVENANTS

    Representations and Warranties. Each Holder from time to time, acting through the Purchase Contract Agent as attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represents and warrants to the Collateral Agent (with respect to such Holder's interest in the Collateral), which representations and warranties shall be deemed repeated on each day a Holder effects a Transfer of Collateral, that:
      such Holder has the power to grant a security interest in and lien on the Collateral;
      such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent for credit to the Collateral Account, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Article 11;
      upon the Transfer of the Collateral to the Securities Intermediary for credit to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any securities intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent and the Securities Intermediary, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Article 12 hereof); and
      the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral (other than the security interest and lien granted under Article 11 hereof) or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

    Covenants. The Purchase Contract Agent and the Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:
      neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and
      neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the Pledge hereunder, transferred in connection with a Transfer of the Units.

  THE COLLATERAL AGENT, THE CUSTODIAL AGENT
               AND THE SECURITIES INTERMEDIARY

  It is hereby agreed as follows:

    Appointment, Powers and Immunities. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent, the Custodial Agent and the Securities Intermediary, as the case may be, by the terms of this Agreement. The Collateral Agent, the Custodial Agent and Securities Intermediary shall:
      have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, liabilities or obligations shall be inferred from this Agreement against the Collateral Agent, the Custodial Agent or the Securities Intermediary, nor shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof;
      not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement or the Units, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be), the Units, any Collateral or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or, except as expressly required hereby, for the perfection, priority or maintenance of any security interest created hereunder;
      not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 15.02 hereof, subject to Section 15.08 hereof);
      not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence or willful misconduct; and
      not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

    Subject to the foregoing, during the term of this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder as determined by industry standards.

    The Collateral Agent, the Custodial Agent and the Securities Intermediary shall only be responsible for transferring money, securities or other property in accordance with the terms herein to the extent that such money, securities or other property is credited to the Collateral Account.

    No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or the exercise of any of its rights or powers hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the Value of the Collateral.

    Instructions of the Company. The Company shall have the right, by one or more written instruments executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement or involve the Collateral Agent in personal liability and (ii) the Collateral Agent shall be indemnified to its satisfaction as provided herein. Nothing contained in this Section 15.02 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction. None of the Collateral Agent, the Custodial Agent or the Securities Intermediary has any obligation or responsibility to file UCC financing or continuation statements or to take any other actions to create, preserve or maintain the security interest in the Collateral except as expressly set forth herein.

    Reliance by Collateral Agent, Custodial Agent and Securities Intermediary. Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled to rely conclusively upon any certification, order, judgment, opinion, notice or other written communication (including, without limitation, any thereof by e-mail or similar electronic means, telecopy, telex or facsimile) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein) and consult with and conclusively rely upon advice, opinions and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

    In each case that the Collateral Agent, the Custodial Agent or the Securities Intermediary may or is required hereunder to take any action, including without limitation to make any determination or judgment, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder, the Collateral Agent, the Custodial Agent or Securities Intermediary may seek direction from the Company. The Collateral Agent, the Custodial Agent or Securities Intermediary shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction from the Company. Unless direction or otherwise is expressly provided herein, if the Collateral Agent, the Custodial Agent or the Securities Intermediary shall request direction from the Company with respect to any action, the Collateral Agent, the Custodial Agent of the Securities Intermediary shall be entitled to refrain from such action unless and until such agent shall have received direction from the Company, and the agent shall not incur liability to any Person by reason of so refraining.

    Certain Rights. Whenever in the administration of the provisions of this Agreement the Collateral Agent, the Custodial Agent or the Securities Intermediary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary, be deemed to be conclusively proved and established by a certificate signed by one of the Company's officers, and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary and such certificate, in the absence of negligence or willful misconduct on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary, shall be full warrant to the Collateral Agent, the Custodial Agent or the Securities Intermediary for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.
      The Collateral Agent, the Custodial Agent or the Securities Intermediary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

    Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Collateral Agent, the Custodial Agent or the Securities Intermediary may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be the successor of the Collateral Agent, the Custodial Agent or the Securities Intermediary, provided such Person shall be otherwise qualified and eligible under this Article hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

    Rights in Other Capacities. The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any other Person interested herein and any Holder (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent, the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder without having to account for the same to the Company; provided that each of the Collateral Agent, the Custodial Agent and the Securities Intermediary covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral other than the lien created by the Pledge.

    Non-reliance on the Collateral Agent, Custodial Agent and Securities Intermediary. None of the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of this Agreement, the Units or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder. None of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder (or any of their respective affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

    Compensation and Indemnity. The Company agrees to:
      pay the Collateral Agent, the Custodial Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, for all services rendered by them hereunder;
      indemnify and hold harmless the Collateral Agent, the Custodial Agent, the Securities Intermediary (collectively, the "Pledge Indemnitees"), from and against any and all claims, liabilities, losses, and reasonable expenses (including reasonable fees and expenses of counsel) (collectively, "Losses" and individually, a "Loss") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which any of the Collateral Agent, the Custodial Agent or the Securities Intermediary is entitled to rely pursuant to the terms of this Agreement, provided that the Collateral Agent, the Custodial Agent or the Securities Intermediary has not acted with negligence or engaged in willful misconduct or bad faith with respect to the specific Loss against which indemnification is sought; and
      in addition to and not in limitation of paragraph (b) of this Section 15.08, indemnify and hold the Pledge Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by or asserted against, the Pledge Indemnitees or any of them in connection with or arising out of the Collateral Agent's, the Custodial Agent's or the Securities Intermediary's acceptance or performance of its powers and duties under this Agreement, provided the Collateral Agent, the Custodial Agent or the Securities Intermediary has not acted with negligence or engaged in willful misconduct or bad faith with respect to the specific Loss against which indemnification is sought.

    The provisions of this Section and Section 15.14 shall survive the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary and the termination of this Agreement.

    Failure to Act. In the event that, in the good faith belief of the Collateral Agent, the Custodial Agent or the Securities Intermediary, an ambiguity in the provisions of this Agreement arises or any actual dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder has been asserted in writing, then at its sole option, each of the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent, the Custodial Agent and the Securities Intermediary, as the case may be, shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled to refuse to act until either:
      such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Collateral Agent, the Custodial Agent or the Securities Intermediary; or
      the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all loss, liability or reasonable out-of-pocket expense which it may without negligence, willful misconduct, or bad faith incur by reason of its acting.

    The Collateral Agent, the Custodial Agent and the Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent, the Custodial Agent or the Securities Intermediary may deem necessary. Notwithstanding anything contained herein to the contrary, none of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

    Resignation of Collateral Agent, the Custodial Agent and the Securities Intermediary. Subject to the appointment and acceptance of a successor Collateral Agent, Custodial Agent or Securities Intermediary as provided below:
        the Collateral Agent, the Custodial Agent or the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders;
        the Collateral Agent, the Custodial Agent or the Securities Intermediary may be removed at any time by the Company; and
        if the Collateral Agent, the Custodial Agent or the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent, the Custodial Agent and the Securities Intermediary may be removed by the Purchase Contract Agent[, acting at the direction of the Holders of a majority in number of the Outstanding Units.]

    The Purchase Contract Agent shall promptly notify the Company upon the transmission of notice as contemplated by clause (iii) of this Section 15.10(a) and any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (iii) of this Section 15.10. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. If no successor Collateral Agent, Custodial Agent or Securities Intermediary shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's giving of notice of resignation or the Company's or the Purchase Contract Agent's giving notice of such removal, then the retiring or removed Collateral Agent, Custodial Agent or Securities Intermediary may petition any court of competent jurisdiction, [at the expense of the Company,] for the appointment of a successor Collateral Agent, Custodial Agent or Securities Intermediary. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each be a bank or a national banking association which has an office (or an agency office) in New York City with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent, Custodial Agent or Securities Intermediary hereunder by a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, such successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall take all appropriate action, subject to payment of any amounts then due and payable to it hereunder, to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent, Custodial Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent, Custodial Agent or Securities Intermediary hereunder. After any retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's resignation hereunder as Collateral Agent, Custodial Agent or Securities Intermediary, the provisions of this Article 15 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary. Any resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary hereunder, at a time when such Person is also acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Collateral Agent, the Securities Intermediary or the Custodial Agent, as the case may be.

    Right to Appoint Agent or Advisor. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this Section 15.11 shall be subject to prior written consent of the Company, which consent shall not be unreasonably withheld.
    Survival. The provisions of this Article 15 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary.
    Exculpation. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, directors, employees or agents be liable under this Agreement for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them and regardless of the form of action, incurred without any act or deed that is found to be attributable to negligence or willful misconduct on the parts of the Collateral Agent, the Custodial Agent or the Securities Intermediary.
    Expenses, Etc. The Company agrees to reimburse the Collateral Agent, the Custodial Agent and the Securities Intermediary for:
      all reasonable out-of-pocket costs and expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent, the Custodial Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;
      all reasonable costs and expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder to satisfy its obligations under the Purchase Contracts forming a part of the Units and (ii) the enforcement of this Section 15.14 and Section 15.08;
      all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby; and
      all reasonable fees and expenses of any agent or advisor appointed by the Collateral Agent and consented to by the Company under Section 15.11 of this Agreement.

  Trust Indenture Act

    Trust Indenture Act, Application. This Agreement is subject to the provisions of the TIA that are required or deemed to be a part of this Agreement and shall, to the extent applicable, be governed by such provisions; and
      if and to the extent that any provision of this Agreement limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the TIA, such imposed duties shall control.

    Company to Furnish Purchase Contract Agent Names and Addresses of Holders. The Company shall furnish or cause to be furnished to the Purchase Contract Agent (1) semiannually, not later than _______ and _______ in each year, commencing ________, 2006, a list, in such form as the Purchase Contract Agent may reasonably require, of the names and addresses of the Holders of Units as of a date not more than 15 days prior to the delivery thereof, and (2) at such other times as the Purchase Contract Agent may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses previously received by the Purchase Contract Agent.
      The Purchase Contract Agent shall comply with its obligations under Section 311(a) of the TIA, subject to the provisions of Section 311(b) and Section 312(b) of the TIA.

    Preservation of Information; Communications to Holders. The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Purchase Contract Agent as provided in Section 16.02 and the names and addresses of Holders received by the Purchase Contract Agent. The Purchase Contract Agent may destroy any list furnished to it as provided in Section 16.02 upon receipt of a new list so furnished.

    The rights of Holders to communicate with other Holders with respect to their rights under this Agreement or under the Units, and the corresponding rights and privileges of the Purchase Contract Agent, shall be as provided by the TIA.

    Every Holder of Units, by receiving and holding the same, agrees with the Company and the Purchase Contract Agent that neither the Company nor the Purchase Contract Agent nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

    Reports by Purchase Contract Agent. The Purchase Contract Agent shall transmit to Holders such reports concerning the Purchase Contract Agent and its actions under this Agreement as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the TIA, the Purchase Contract Agent shall, within sixty days after each _______ 15 following the date of this Agreement, deliver to Holders a brief report, dated as of such _______ 15, which complies with the provisions of such Section 313(a).

    A copy of each such report shall, at the time of such transmission to Holders, be filed by the Purchase Contract Agent with each stock exchange upon which any Units are listed, with the Securities and Exchange Commission and with the Company. The Company will promptly notify the Purchase Contract Agent when any Units are listed on any stock exchange.

    Reports by Company. The Company shall provide to the Agent such documents, reports information as required by Section 314(a) (if any) and the compliance certificate required by Section 314(a) of the TIA in the form, in the manner and at the times required by Section 314(a) of the TIA; provided that any such information, documents or reports required to be filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Purchase Contract Agent within 15 days after the same is so required to be filed with the Securities and Exchange Commission.

    Delivery of such information, documents and reports to the Purchase Contract Agent is for informational purposes only and the Purchase Contract Agent's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Purchase Contract Agent is entitled to rely exclusively on Officer's Certificates).

    Evidence of Compliance with Conditions Precedent. The Company shall provide to the Purchase Contract Agent such evidence of compliance with any conditions precedent provided for in this Agreement as and to the extent required by Section 314(c) of the TIA. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the TIA may be given in the form of an Officer's Certificate. Any opinion required to be given pursuant to Section 314(c)(2) of the TIA may be given in the form of an Opinion of Counsel.

    Defaults, Waiver. The Holders of a majority of the Outstanding Purchase Contracts voting together as one class may, by vote or consent, on behalf of all of the Holders, waive any past default by the Company and its consequences, except a default:
      In the payment on any Purchase Contract, or
      In respect of a provision hereof which under Section 8.02 cannot be modified or amended without the consent of the Holder of each Outstanding Purchase Contract affected.

    Upon such waiver, any such default shall cease to exist, and any default by the Company arising therefrom shall be deemed to have been cured, for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

    Purchase Contract Agent's Knowledge of Defaults. The Purchase Contract Agent shall not be deemed to have knowledge of any default unless a Responsible Officer shall have obtained written notice of such default.

    Direction of Purchase Contract Agent. Sections 315(d)(3) and 316(a)(1)(A) of the TIA are hereby expressly excluded from this Agreement, as permitted by the TIA.

  MISCELLANEOUS

    Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder pursuant to the Pledge, shall be absolute and unconditional irrespective of:
      any lack of validity or enforceability of any provision of the Purchase Contracts or the Units or any other agreement or instrument relating thereto;
      any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of the Units under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, this Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or
      any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

    Notice of Special Event, Special Event Redemption and Termination Event. Upon the occurrence of a Special Event, a Special Event Redemption or a Termination Event, the Company shall deliver written notice to the Purchase Contract Agent, the Collateral Agent and the Securities Intermediary. Upon the written request of the Collateral Agent or the Securities Intermediary, the Company shall inform such party whether or not a Special Event, a Special Event Redemption or a Termination Event has occurred.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ENTERGY CORPORATION	______________________________, as Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the Units

By:	By:
Name: Title:	Name: Title:
Address for Notices:	Address for Notices:
Entergy Corporation 639 Loyola Avenue New Orleans, Louisiana 70113 Telecopier No.: (___) ________ Attention: Vice President and Treasurer	Telecopier No.: (___) ____________ Attention: ____________________
JPMORGAN CHASE BANK, N.A. as Collateral Agent, Custodial Agent and Securities Intermediary
By:
Name: Title:
Address for Notices: Worldwide Securities Services 4 New York Plaza, 15th Floor New York, NY 10004
Telecopier No.: (212) 623-6215 Attention: Worldwide Securities Services

EXHIBIT A

(FORM OF FACE OF CORPORATE UNITS CERTIFICATE)

[For inclusion in Global Certificates only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AND PLEDGE AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. 1	CUSIP No. ______________
Number of Corporate Units:	ISIN No. ________________

ENTERGY CORPORATION
Corporate Units

This Corporate Units Certificate certifies that                            is the registered Holder of the number of Corporate Units set forth above [For inclusion in Global Certificates only - or such other number of Corporate Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto]. Each Corporate Unit consists of (i) either (a) an Applicable Ownership Interest in Senior Notes, subject to the Pledge thereof by such Holder pursuant to the Purchase Contract and Pledge Agreement, or (b) upon the occurrence of a Special Event Redemption or a Successful Optional Remarketing prior to the Purchase Contract Settlement Date, the Applicable Ownership Interest in the Treasury Portfolio, subject to the pledge of the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term) by such Holder pursuant to the Purchase Contract and Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company.

All capitalized terms used herein without definition herein and which are defined in the Purchase Contract and Pledge Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Pursuant to the Purchase Contract and Pledge Agreement, the Applicable Ownership Interest in Senior Notes or the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, constituting part of each Corporate Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Corporate Unit.

All payments of the principal amount with respect to the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes or all payments with respect to the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, or payments of interest on the Pledged Applicable Ownership Interests in Senior Notes or distributions with respect to the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition of such term), as the case may be, constituting part of the Corporate Units shall be paid on the dates and in the manner set forth in the Purchase Contract and Pledge Agreement. Interest on the Senior Notes underlying the Applicable Ownership Interests in Senior Notes and distributions on the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition of such term), as the case may be, forming part of the Corporate Units evidenced hereby, which are payable on each Payment Date, shall, subject to receipt thereof by the Purchase Contract Agent, be paid to the Person in whose name this Corporate Units Certificate (or a Predecessor Corporate Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Corporate Unit evidenced hereby, an amount (the "Contract Adjustment Payments") equal to ____% per year of the Stated Amount for the period from and including the immediately preceding Payment Date on which Contract Adjustment Payments were paid (or if none, _________, 200__) to but excluding such Payment Date. Such Contract Adjustment Payments shall be payable to the Person in whose name this Corporate Units Certificate is registered at the close of business on the Record Date for such Payment Date.

Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date, at a Purchase Price equal to the Stated Amount, a number of newly issued shares of Common Stock of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event, an Early Settlement or a Cash Merger Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract and Pledge Agreement. The Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of payment received in the Final Remarketing of the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes equal to the principal amount thereof or the proceeds of the Pledged Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, pledged to secure the obligations under such Purchase Contract of the Holder of the Corporate Units of which such Purchase Contract is a part.

Distributions on the Applicable Ownership Interests in Senior Notes constituting interest and distributions on the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition of such term) and the Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City, except that all payments with respect to Global Certificates will be made by wire transfer of immediately available funds to the Depositary. If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register, or by wire transfer to the account designated by such Person by prior written notice to the Purchase Contract Agent, given at least ten calendar days prior to the Payment Date.

Each Purchase Contract evidenced hereby obligates the holder to agree, for United States federal, state and local income and franchise tax purposes, to (i) treat its acquisition of the Corporate Units as an acquisition of the Applicable Ownership Interest in Senior Notes and Purchase Contract constituting each Corporate Unit, (ii) treat the Applicable Ownership Interest in Senior Notes as indebtedness of the Company and (iii) treat itself as the owner of the applicable interests in the Collateral Account, including the Senior Notes underlying the Applicable Ownership Interests in the Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term).

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Corporate Units Certificate shall not be entitled to any benefit under the Purchase Contract and Pledge Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

ENTERGY CORPORATION
By:
Name:
Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

	By:	_____________________, not individually but solely as attorney-in-fact of such Holder

By:
Name:
Title:

DATED:

CERTIFICATE OF AUTHENTICATION
OF PURCHASE CONTRACT AGENT

This is one of the Corporate Units Certificates referred to in the within mentioned Purchase Contract and Pledge Agreement.

_____________________, as Purchase Contract Agent

By:
Name:
Title:

DATED:

(REVERSE OF CORPORATE UNITS CERTIFICATE)

Each Purchase Contract evidenced hereby is governed by a Purchase Contract and Pledge Agreement, dated as of __________, 200__ (as may be supplemented from time to time, the "Purchase Contract and Pledge Agreement"), between the Company and The Bank of New York, as Purchase Contract Agent (including its successors thereunder, the "Purchase Contract Agent"), and JPMorgan Chase Bank, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary (including its successors thereunder, the "Collateral Agent"), to which Purchase Contract and Pledge Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Collateral Agent, the Company, and the Holders and of the terms upon which the Corporate Units Certificates are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate, unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Units of which such Purchase Contract is a part shall have occurred. The Settlement Rate is subject to adjustment as described in the Purchase Contract and Pledge Agreement.

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.08 of the Purchase Contract and Pledge Agreement.

Each Purchase Contract evidenced hereby that is settled through Early Settlement or Cash Merger Early Settlement shall obligate the Holder of the related Corporate Units to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Minimum Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Cash Merger Early Settlement).

In accordance with the terms of the Purchase Contract and Pledge Agreement, unless a Termination Event shall have occurred, the Holder of this Corporate Units Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement, an Early Settlement or, if applicable, a Cash Merger Early Settlement or from the proceeds of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) or of a Final Remarketing of the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes. A Holder of Corporate Units who, (1) unless a Special Event Redemption or Successful Optional Remarketing has occurred, does not, on or prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the first day of the Final Remarketing Period, make an effective Cash Settlement in the manner provided in the Purchase Contract and Pledge Agreement or (2) on or prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the first day of the Final Remarketing Period (in the case of Corporate Units, unless a Special Event Redemption or Successful Optional Remarketing has occurred), or the second Business Day immediately preceding the Purchase Contract Settlement Date (in the case of Corporate Units after the occurrence of a Special Event Redemption or Successful Optional Remarketing), does not make an effective Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be delivered under the related Purchase Contract from the proceeds of the sale of the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes held by the Collateral Agent in the Final Remarketing unless the Holder has previously made a Cash Merger Early Settlement. If the Treasury Portfolio has replaced the Senior Notes as a component of Corporate Units, a Holder of Corporate Units shall pay the Purchase Price for the shares of Common Stock to be delivered under the related Purchase Contract from the proceeds at maturity of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term.)

As provided in the Purchase Contract and Pledge Agreement, upon the occurrence of a Failed Final Remarketing, as of the Purchase Contract Settlement Date, each Holder of any Pledged Applicable Interests in Senior Notes, unless such Holder has elected settlement with separate cash and delivered such separate cash in accordance with Section 5.02(c)(iii) of the Purchase Contract and Pledge Agreement, shall be deemed to have exercised such Holder's Put Right with respect to the Senior Notes underlying such Applicable Ownership Interests in Senior Notes and to have elected to have a portion of the Proceeds of the Put Right set-off against such Holder's obligation to pay the aggregate Purchase Price for the shares of Common Stock to be issued under the related Purchase Contracts in full satisfaction of such Holders' obligations under such Purchase Contracts, and any accrued and unpaid interest on the Senior Notes attributable to such Pledged Applicable Ownership Interests in Senior Notes will become payable by the Company to the Holder of this Corporate Units Certificate in the manner provided for in the Purchase Contract and Pledge Agreement.

The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract and Pledge Agreement.

Each Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Purchase Contract Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) forming a part of each Corporate Unit from the Pledge. A Corporate Unit shall thereafter represent the right to receive the Senior Note underlying the Applicable Ownership Interest in the Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio forming a part of such Corporate Units in accordance with the terms of the Purchase Contract and Pledge Agreement.

Under the terms of the Purchase Contract and Pledge Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes, but only to the extent instructed in writing by the Holders. Upon receipt of notice of any meeting at which holders of Senior Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Senior Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Corporate Units Holders the notice required by the Purchase Contract and Pledge Agreement.

Upon the occurrence of a Special Event Redemption, the Collateral Agent shall surrender the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes against delivery of an amount equal to the aggregate Redemption Price of such Senior Notes and shall deposit the funds in the Collateral Account in exchange for such Senior Notes. Thereafter, the Collateral Agent shall cause the Securities Intermediary to apply an amount equal to the aggregate Redemption Amount of such funds to purchase, on behalf of the Holders of Corporate Units, the Treasury Portfolio.

Following the occurrence of a Special Event Redemption prior to the Purchase Contract Settlement Date, the Collateral Agent shall have such security interest rights with respect to the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) as the Collateral Agent had in respect of Applicable Ownership Interests in Senior Notes and the underlying Senior Notes, as provided in the Purchase Contract and Pledge Agreement and any reference herein to the Senior Notes or Applicable Ownership Interests in Senior Notes shall be deemed to be a reference to the Treasury Portfolio or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be.

Upon the occurrence of a Successful Optional Remarketing and receipt in the Collateral Account of the proceeds thereof, the Collateral Agent shall cause the Securities Intermediary to apply an amount equal to the Treasury Portfolio Purchase Price to purchase, on behalf of the Holders of Corporate Units, the Treasury Portfolio.

Following the occurrence of a Successful Optional Remarketing, the Collateral Agent shall have such security interest rights with respect to the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) as the Collateral Agent had in respect of Applicable Ownership Interests in Senior Notes and the underlying Senior Notes, as provided in the Purchase Contract and Pledge Agreement and any reference herein to the Senior Notes or Applicable Ownership Interests in Senior Notes shall be deemed to be a reference to the Treasury Portfolio or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be.

The Corporate Units Certificates are issuable only in registered form and only in denominations of a single Corporate Unit and any integral multiple thereof. The transfer of any Corporate Units Certificate will be registered and Corporate Units Certificates may be exchanged as provided in the Purchase Contract and Pledge Agreement. A Holder who elects to substitute a Treasury Security for the Senior Note underlying the Applicable Ownership Interests in Senior Notes or Applicable Ownership Interests in the Treasury Portfolio, as the case may be, thereby creating Treasury Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract and Pledge Agreement, such Corporate Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Corporate Unit in respect of the Applicable Ownership Interest in Senior Notes, or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and Purchase Contract constituting such Corporate Units may be transferred and exchanged only as a Corporate Unit.

Subject to, and in compliance with, the conditions and terms set forth in the Purchase Contract and Pledge Agreement, the Holder of Corporate Units may effect a Collateral Substitution. From and after such Collateral Substitution, each Unit for which Pledged Treasury Securities secure the Holder's obligation under the Purchase Contract shall be referred to as a "Treasury Unit". A Holder may make such Collateral Substitution only in integral multiples of 20 Corporate Units for 20 Treasury Units. If Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units as a result of a Special Event Redemption, a Holder may substitute Treasury Securities for the Applicable Ownership Interests in the Treasury Portfolio only in integral multiples of _______ Corporate Units. No Collateral Substitution is permitted following a Successful Optional Remarketing.

Subject to and upon compliance with the provisions of the Purchase Contract and Pledge Agreement, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early by effecting an Early Settlement as provided in the Purchase Contract and Pledge Agreement in integral multiples of 20 Corporate Units, or if Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, in integral multiples of ____ Corporate Units.

Following March 1, 2006, upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) underlying such Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Corporate Unit as to which Early Settlement is effected equal to the Minimum Settlement Rate.

Following March 1, 2006, upon the occurrence of a Cash Merger, a Holder of Corporate Units may effect Cash Merger Early Settlement of the Purchase Contracts underlying such Corporate Units pursuant to the terms of the Purchase Contract and Pledge Agreement in integral multiples of 20 Corporate Units, or if the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, in integral multiples of _______ Corporate Units. Upon Cash Merger Early Settlement of Purchase Contracts by a Holder of the related Corporate Units, the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) underlying such Corporate Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Corporate Unit as to which Cash Merger Early Settlement is effected equal to the applicable Settlement Rate.

Upon registration of transfer of this Corporate Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract and Pledge Agreement), under the terms of the Purchase Contract and Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Corporate Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The Holder of this Corporate Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Corporate Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract and Pledge Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract and Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Applicable Ownership Interests in Senior Notes and the underlying Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, underlying this Corporate Units Certificate pursuant to the Purchase Contract and Pledge Agreement. The Holder further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract and Pledge Agreement, but subject to the terms thereof, any payments with respect the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes (other than interest payments thereon) or the Proceeds of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, on the Purchase Contract Settlement Date equal to the aggregate Purchase Price for the related Purchase Contracts shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under the related Purchase Contracts and such Holder shall acquire no right, title or interest in such payments.

Subject to certain exceptions, the provisions of the Purchase Contract and Pledge Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law provisions thereof to the extent a different law would govern as a result.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

Prior to due presentment of this Certificate for registration of transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Corporate Units Certificate is registered as the owner of the Corporate Units evidenced hereby for the purpose of receiving payments of interest payable on the Senior Notes underlying the Applicable Ownership Interests in Senior Notes and payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

A copy of the Purchase Contract and Pledge Agreement is available for inspection at the offices of the Purchase Contract Agent during regular business hours.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM: as tenants in common

UNIF GIFT MIN ACT:                                                          Custodian
(cust)                                                 (minor)

Under Uniform Gifts to Minors Act of

TENANT: as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Corporate Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney                            , to transfer said Corporate Units Certificates on the books of Entergy Corporation, with full power of substitution in the premises.

Dated:                                                                                      Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                                                                                     (if assigned to another person)

REGISTERED HOLDER
If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:	Please print name and address of Registered Holder:

Name

Name

Address

Address

Social Security or other Taxpayer Identification Number, if any

Signature
Signature Guarantee:

ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT

The undersigned Holder of this Corporate Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Cash Merger Early Settlement] in accordance with the terms of the Purchase Contract and Pledge Agreement with respect to the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate specified below. The option to effect [Early Settlement] [Cash Merger Early Settlement] may be exercised only with respect to Purchase Contracts underlying Corporate Units in multiples of 20 Corporate Units or an integral multiple thereof; provided that if Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in the Senior Notes as a component of the Corporate Units, Corporate Units Holders may only effect [Early Settlement] [Cash Merger Early Settlement] in multiples of _______ Corporate Units. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Corporate Units Certificate representing any Corporate Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, deliverable upon such [Early Settlement] [Cash Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                                                                     Signature

Signature Guarantee:

Number of Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock or Corporate Units Certificates are to be registered in the name of and delivered to and Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, are to be transferred to a Person other than the Holder, please print such Person's name and address:

REGISTERED HOLDER

Please print name and address of Registered Holder:

Name

Name

Address

Address

Social Security or other Taxpayer Identification
Number, if any

Transfer Instructions for Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, transferable upon [Early Settlement] [Cash Merger Early Settlement]:

[TO BE ATTACHED TO GLOBAL CERTIFICATES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The initial number of Corporate Units evidenced by this Global Certificate is _______. The following increases or decreases in this Global Certificate have been made:

Date	Amount of increase in number of Corporate Units evidenced by the Global Certificate	Amount of decrease in number of Corporate Units evidenced by the Global Certificate	Number of Corporate Units evidenced by this Global Certificate following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

EXHIBIT B

(FORM OF FACE OF TREASURY UNITS CERTIFICATE)

[For inclusion in Global Certificate only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AND PLEDGE AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. 1	CUSIP No. _______________
Number of Treasury Units: 0	ISIN No. _________________

ENTERGY CORPORATION

Treasury Units

This Treasury Units Certificate certifies that                               is the registered Holder of the number of Treasury Units set forth above [For inclusion in Global Certificates only - or such other number of Treasury Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto]. Each Treasury Unit consists of (i) a 1/20 undivided beneficial ownership interest in a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Purchase Contract and Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company.

All capitalized terms used herein that are defined in the Purchase Contract and Pledge Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Pursuant to the Purchase Contract and Pledge Agreement, the Treasury Securities underlying each Treasury Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Treasury Unit.

The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Treasury Unit evidenced hereby, an amount (the "Contract Adjustment Payments") equal to _____% per year of the Stated Amount. Such Contract Adjustment Payments shall be payable to the Person in whose name this Treasury Units Certificate is registered at the close of business on the Record Date for such Payment Date.

Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date, at a Purchase Price equal to the Stated Amount, a number of newly issued shares of Common Stock of the Company, equal to the Settlement Rate, unless prior to or on the Purchase Contract Settlement Date there shall have occurred a Termination Event, an Early Settlement or a Cash Merger Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract and Pledge Agreement. The Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the proceeds from the Treasury Securities at maturity pledged to secure the obligations under such Purchase Contract of the Holder of the Treasury Units of which such Purchase Contract is a part.

Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City, except that Contract Adjustment Payments with respect to Global Certificates will be made by wire transfer of immediately available funds to the Depositary. If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register, or by wire transfer to the account designated by such Person by prior written notice to the Purchase Contract Agent, given at least ten calendar days prior to the Payment Date.

Each Purchase Contract evidenced hereby obligates the holder to agree, for United States federal, state and local income and franchise tax purposes, to (i) treat its acquisition of the Treasury Units as an acquisition of the Treasury Security and Purchase Contracts constituting the Treasury Units and (ii) treat itself as the owner of the applicable interest in the Treasury Securities.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Treasury Units Certificate shall not be entitled to any benefit under Purchase Contract and Pledge Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

ENTERGY CORPORATION

By:
Name:
Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

By: ________________________, not individually but solely as attorney-in-fact or such Holder

By:
Name:
Title:

DATED:

CERTIFICATE OF AUTHENTICATION
OF PURCHASE CONTRACT AGENT

This is one of the Treasury Units referred to in the within mentioned Purchase Contract and Pledge Agreement.

________________________,
as Purchase Contract Agent

By:
Name:
Title:

DATED:

(REVERSE OF TREASURY UNITS CERTIFICATE)

Each Purchase Contract evidenced hereby is governed by a Purchase Contract and Pledge Agreement, dated as of _________, 200__ (as may be supplemented from time to time, the "Purchase Contract and Pledge Agreement") between the Company and The Bank of New York, as Purchase Contract Agent (including its successors thereunder, herein called the "Purchase Contract Agent"), and JPMorgan Chase Bank, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary (including its successors thereunder, the "Collateral Agent"), to which Purchase Contract and Pledge Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Collateral Agent, the Company and the Holders and of the terms upon which the Treasury Units Certificates are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount, a number of newly issued shares of Common Stock equal to the Settlement Rate, unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Unit of which such Purchase Contract is a part shall have occurred. The Settlement Rate is subject to adjustment as described in the Purchase Contract and Pledge Agreement.

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.08 of the Purchase Contract and Pledge Agreement.

Each Purchase Contract evidenced hereby that is settled through Early Settlement or Cash Merger Early Settlement shall obligate the Holder of the related Treasury Units to purchase at the Purchase Price and the Company to sell, a number of newly issued shares of Common Stock equal to the Minimum Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Cash Merger Early Settlement).

In accordance with the terms of the Purchase Contract and Pledge Agreement, the Holder of this Treasury Unit shall pay the Purchase Price for the shares of the Common Stock to be purchased pursuant to each Purchase Contract evidenced hereby either by effecting an Early Settlement or, if applicable, a Cash Merger Early Settlement of each such Purchase Contract or by applying the proceeds of the Pledged Treasury Securities underlying such Holder's Treasury Unit equal to the Purchase Price for such Purchase Contract to the purchase of the Common Stock.

The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract and Pledge Agreement.

Each Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder, shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Purchase Contract Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities underlying each Treasury Unit from the Pledge. A Treasury Unit shall thereafter represent the right to receive the Treasury Security underlying such Treasury Unit, in accordance with the terms of the Purchase Contract and Pledge Agreement.

The Treasury Units Certificates are issuable only in registered form and only in denominations of a single Treasury Unit and any integral multiple thereof. The transfer of any Treasury Units Certificate will be registered and Treasury Units Certificates may be exchanged as provided in the Purchase Contract and Pledge Agreement. A Holder who elects to substitute Senior Notes or Applicable Ownership Interests in the Treasury Portfolio, as the case may be, for Treasury Securities, thereby recreating Corporate Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract and Pledge Agreement, such Treasury Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury Unit in respect of the Treasury Security and the Purchase Contract constituting such Treasury Unit may be transferred and exchanged only as a Treasury Unit.

Subject to, and in compliance with, the conditions and terms set forth in the Purchase Contract and Pledge Agreement, the Holder of Treasury Units may effect a Collateral Substitution. From and after such substitution, each Unit for which Pledged Applicable Ownership Interests in Senior Notes or Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, secure the Holder's obligation under the Purchase Contract shall be referred to as a "Corporate Unit". A Holder may make such Collateral substitution only in multiples of 20 Treasury Units for 20 Corporate Units. If Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units as a result of a Special Event Redemption, a Holder may substitute Applicable Ownership Interests in the Treasury Portfolio for Treasury Securities only in integral multiples of _______ Treasury Units. No Collateral Substitution is permitted following a Successful Optional Remarketing.

Subject to and upon compliance with the provisions of the Purchase Contract and Pledge Agreement, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early by effecting an Early Settlement as provided in the Purchase Contract and Pledge Agreement in integral multiples of 20 Treasury Units.

Following March 1, 2006, upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Pledged Treasury Securities underlying such Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Treasury Unit as to which Early Settlement is effected equal to the Minimum Settlement Rate.

Following March 1, 2006, upon the occurrence of a Cash Merger, a Holder of Treasury Units may effect Cash Merger Early Settlement of the Purchase Contracts underlying such Treasury Units pursuant to the terms of the Purchase Contract and Pledge Agreement in integral multiples of 20 Treasury Units. Upon Cash Merger Early Settlement of Purchase Contracts by a Holder of the related Treasury Units, the Pledged Treasury Securities underlying such Treasury Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Treasury Unit as to which Cash Merger Early Settlement is effected equal to the applicable Settlement Rate..

Upon registration of transfer of this Treasury Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract and Pledge Agreement), under the terms of the Purchase Contract and Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Treasury Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The Holder of this Treasury Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Treasury Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract and Pledge Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract and Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Treasury Units Certificate pursuant to the Purchase Contract and Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract and Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount at maturity of the Pledged Treasury Securities on the Purchase Contract Settlement Date equal to the aggregate Purchase Price for the related Purchase Contracts shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contracts and such Holder shall acquire no right, title or interest in such payments.

Subject to certain exceptions, the provisions of the Purchase Contract and Pledge Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law provisions thereof to the extent a different law would govern as a result.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

Prior to due presentment of this Certificate for registration of transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Treasury Units Certificate is registered as the owner of the Treasury Units evidenced hereby for the purpose of receiving payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

A copy of the Purchase Contract and Pledge Agreement is available for inspection at the offices of the Purchase Contract Agent during regular business hours.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM: as tenants in common

UNIF GIFT MIN ACT:                                                                     Custodian
(cust)                                             (minor)

Under Uniform Gifts to Minors Act of

TENANT: as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Treasury Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney                                 , to transfer said Treasury Units Certificates on the books of Entergy Corporation, with full power of substitution in the premises.

Dated:                                                                                 Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Treasury Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: (if assigned to another person)

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:	REGISTERED HOLDER
Please print name and address of Registered Holder:

Name

Name

Address

Address

Social Security or other
Taxpayer Identification Number, if any

Signature

Signature Guarantee:

ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT

The undersigned Holder of this Treasury Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Cash Merger Early Settlement] in accordance with the terms of the Purchase Contract and Pledge Agreement with respect to the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Units Certificate specified below. The option to effect [Early Settlement] [Cash Merger Early Settlement] may be exercised only with respect to Purchase Contracts underlying Treasury Units in multiples of 20 Treasury Units or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury Units Certificate representing any Treasury Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                                                                                         Signature

Signature Guarantee:

Number of Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is being elected:

Please print name and address of Registered Holder:

If shares of Common Stock or Treasury Units Certificates are to be registered in the name of and delivered to and Pledged Treasury Securities, as the case may be, are to be transferred to a Person other than the Holder, please print such Person's name and address:

Name

Name	Address

Address

Social Security or other Taxpayer Identification Number, if any

REGISTERED HOLDER

Transfer Instructions for Pledged Treasury Securities Transferable upon [Early Settlement] [Cash Merger Early Settlement]:

[TO BE ATTACHED TO GLOBAL CERTIFICATES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The initial number of Treasury Units evidenced by this Global Certificate is 0. The following increases or decreases in this Global Certificate have been made:

Date	Amount of increase in number of Treasury Units evidenced by the Global Certificate	Amount of decrease in number of Treasury Units evidenced by the Global Certificate	Number of Treasury Units evidenced by this Global Certificate following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

EXHIBIT C

INSTRUCTION TO PURCHASE CONTRACT AGENT FROM HOLDER

(To Create Treasury Units or Corporate Units)

The Bank of New York,
as Purchase Contract Agent

Attention: ______________________

Fax: (___) _____________________

Re: [                        Corporate Units] [                       Treasury Units] of Entergy Corporation, a Delaware corporation (the "Company").

The undersigned Holder hereby notifies you that it has delivered to _________________, as Securities Intermediary, for credit to the Collateral Account, $                   Value of [Senior Notes] [Applicable Ownership Interests in the Treasury Portfolio] [Treasury Securities] in exchange for an equal Value of [Pledged Treasury Securities] [Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] held in the Collateral Account, in accordance with the Purchase Contract and Pledge Agreement, dated as of __________, 200__ (the "Agreement"; unless otherwise defined herein, terms defined in the Agreement are used herein as defined therein), among you, the Company, the Collateral Agent, the Custodial Agent and the Securities Intermediary. The undersigned Holder has paid all applicable fees and expenses relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] [Pledged Treasury Securities] related to such [Corporate Units] [Treasury Units].

Date:                                                                                             Signature

Signature Guarantee:

Please print name and address of Registered Holder:

Name	Social Security or other Taxpayer Identification Number, if any

Address

EXHIBIT D

NOTICE FROM PURCHASE CONTRACT AGENT
TO HOLDERS UPON TERMINATION EVENT
(Transfer of Collateral upon Occurrence of a Termination Event)

[HOLDER]

Attention:

Telecopy:

Re: [                 Corporate Units] [                    Treasury Units] of Entergy Corporation, a Delaware corporation (the "Company")

Please refer to the Purchase Contract and Pledge Agreement, dated as of _________, 200__ (the "Purchase Contract and Pledge Agreement"; unless otherwise defined herein, terms defined in the Purchase Contract and Pledge Agreement are used herein as defined therein), among the Company, the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units and Treasury Units from time to time, and ____________________, as the Collateral Agent, the Custodial Agent and the Securities Intermediary.

We hereby notify you that a Termination Event has occurred and that [the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes] [the Pledged Applicable Ownership Interests in the Treasury Portfolio] [the Treasury Securities] compromising a portion of your ownership interest in                    [Corporate Units] [Treasury Units] have been released and are being held by us for your account pending receipt of transfer instructions with respect to such [Senior Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] [Pledged Treasury Securities] (the "Released Securities").

Pursuant to Section 3.15 of the Purchase Contract and Pledge Agreement, we hereby request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your [Corporate Units] [Treasury Units] effected through book-entry or by delivery to us of your [Corporate Units Certificate] [Treasury Units Certificate], we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions. In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such [Corporate Units] [Treasury Units] are transferred or your [Corporate Units Certificate] [Treasury Units Certificate] is surrendered or satisfactory evidence is provided that such [Corporate Units Certificate] [Treasury Units Certificate] has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

Date: By: The Bank of New York
as the Purchase Contract Agent

Name:
Title: Authorized Signatory

Name:

Title: Authorized Signatory

EXHIBIT E

NOTICE OF CASH SETTLEMENT

The Bank of New York
as Purchase Contract Agent

Attention:

Fax: (__)_______________

Re: Corporate Units of Entergy Corporation, a Delaware corporation (the "Company")

The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.02(a) of the Purchase Contract and Pledge Agreement, dated as of __________, 200__ (the "Purchase Contract and Pledge Agreement"; unless otherwise defined herein, terms defined in the Purchase Contract and Pledge Agreement are used herein as defined therein), among the Company and you, as Purchase Contract Agent and as attorney-in-fact for the Holders of the Corporate Units, and ________________________, as Collateral Agent, Custodial Agent and Securities Intermediary, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the first day of the Final Remarketing Period (in lawful money of the United States by certified or cashiers' check or wire transfer, in immediately available funds payable to or upon the order of the Securities Intermediary), $           as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company with respect to                         Purchase Contracts on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders' election to make such Cash Settlement with respect to the Purchase Contracts related to such Holder's Corporate Units.

Date:

Signature

Signature Guarantee:

Please print name and address of Registered Holder:

EXHIBIT F

INSTRUCTION
FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
(Creation of Treasury Units)

JP Morgan Chase Bank, N.A.,
as Collateral Agent

Attention: Worldwide Securities Services
Fax: (212) 623-5216

Re: Corporate Units of Entergy Corporation (the "Company")

Please refer to the Purchase Contract and Pledge Agreement, dated as of _________, 200__ (the "Agreement"), among the Company, you, as Collateral Agent, as Securities Intermediary and as Custodial Agent, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

We hereby notify you in accordance with Section 3.13 of the Agreement that the holder of securities named below (the "Holder") has elected to substitute $                  Value of Treasury Securities or security entitlements with respect thereto in exchange for an equal Value of [Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] relating to                         Corporate Units and has delivered to the undersigned a notice stating that the Holder has Transferred such Treasury Securities or security entitlements with respect thereto to the Securities Intermediary, for credit to the Collateral Account.

We hereby request that you instruct the Securities Intermediary, upon confirmation that such Treasury Securities or security entitlements thereto have been credited to the Collateral Account, to release to the undersigned an equal Value of [Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto related to                      Corporate Units of such Holder in accordance with Section 3.13 of the Agreement.

Date:                                                                                                                JPMorgan ChaseBank, N.A. , as Purchase

Contract Agent and as attorney-in-fact of the Holders from time to time of the Units

By:

Name:
Title:
Authorized Signatory

Please print name and address of Holder electing to substitute Treasury Securities or security entitlements with respect thereto for the [Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio]:

Name:	Social Security or other Taxpayer Identification Number, if any

Address

EXHIBIT G

INSTRUCTION

FROM COLLATERAL AGENT

TO SECURITIES INTERMEDIARY

(Creation of Treasury Units)

JPMorgan Chase Bank, N.A.,
as Securities Intermediary

Attention: Worldwide Securities Services

Fax: (212) 623-5216

Re:                      Corporate Units of Entergy Corporation (the "Company")

This notice relates to the securities account of ________________________, as Collateral Agent, maintained by the Securities Intermediary and designated "______________, as Collateral Agent of Entergy Corporation, as pledgee of ________________________, as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders" (the "Collateral Account").

Please refer to the Purchase Contract and Pledge Agreement, dated as of _________, 200__ (the "Agreement"), among the Company, you, as Collateral Agent, as Securities Intermediary and as Custodial Agent, and ________________________, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

When you have confirmed that $                      Value of Treasury Securities or security entitlements with respect thereto has been credited to the Collateral Account by or for the benefit of                      , as Holder of Corporate Units (the "Holder"), you are hereby instructed to release from the Collateral Account an equal Value of [Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto relating to                    Corporate Units of the Holder by Transfer to the Purchase Contract Agent.

Dated: JPMorgan Chase Bank, N.A.,
as Collateral Agent

By:

Name:
Title:
Authorized Signatory

EXHIBIT H

INSTRUCTION
FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
(Recreation of Corporate Units)

JPMorgan Chase Bank, N.A.,
as Collateral Agent

Attention: Worldwide Securities Services
Fax: (212)623-5216

Re:                      Treasury Units of Entergy Corporation (the "Company")

Please refer to the Purchase Contract and Pledge Agreement dated as of _________, 200__ (the "Agreement"), among the Company, you, as Collateral Agent, as Securities Intermediary and as Custodial Agent, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Treasury Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

We hereby notify you in accordance with Section 3.14 of the Agreement that the holder of securities named below (the "Holder") has elected to substitute $           Value of [Senior Notes] [Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto in exchange for $            Value of Pledged Treasury Securities relating to            Treasury Units and has delivered to the undersigned a notice stating that the holder has Transferred such [Senior Notes] [Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto to the Securities Intermediary, for credit to the Collateral Account.

We hereby request that you instruct the Securities Intermediary, upon confirmation that such [Senior Notes] [Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto have been credited to the Collateral Account, to release to the undersigned $                 Value of Treasury Securities or security entitlements with respect thereto related to                  Treasury Units of such Holder in accordance with Section 3.14 of the Agreement.

________________________,
as Purchase Contract Agent

Dated:

                                                                                                                                            By:

Name:
Title:
Authorized Signatory

Please print name and address of Holder electing to substitute [Senior Notes] [Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto for Pledged Treasury Securities:

Name:	Social Security or other Taxpayer Identification Number, if any

Address

EXHIBIT I

INSTRUCTION
FROM COLLATERAL AGENT
TO SECURITIES INTERMEDIARY
(Recreation of Corporate Units)

JPMorgan Chase Bank, N.A.,
as Securities Intermediary

Attention: Worldwide Securities Services
Fax: (212) 623-5216

Re: Treasury Units of Entergy Corporation (the "Company")

This notice relates to the securities account of JPMorgan Chase Bank, N.A., as Collateral Agent, maintained by the Securities Intermediary and designated "JPMorgan Chase Bank, N.A., as Collateral Agent of Entergy Corporation, as pledgee of ________________________, as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders" (the "Collateral Account").

Please refer to the Purchase Contract and Pledge Agreement dated as of __________, 200__ (the "Agreement"), among the Company, you, as Securities Intermediary, Custodial Agent and Collateral Agent, and ________________________, as Purchase Contract Agent and as attorney-in-fact for the holders of Treasury Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

When you have confirmed that $                     Value of [Senior Notes] [Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto has been credited to the Collateral Account by or for the benefit of                                      , as Holder of Treasury Units (the "Holder"), you are hereby instructed to release from the Collateral Account $                         Value of Treasury Securities or security entitlements thereto by Transfer to the Purchase Contract Agent.

JPMorgan Chase Bank, N.A.,
as Collateral Agent

Dated:

                                                                                                                                               By:

Name:
Title:
Authorized Signatory

EXHIBIT J

NOTICE OF CASH SETTLEMENT FROM SECURITIES
INTERMEDIARY TO PURCHASE CONTRACT AGENT
(Cash Settlement Amounts)

The Bank of New York,
as Purchase Contract Agent

Attention:
Fax: (___)_________________

Re: Corporate Units of Entergy Corporation (the "Company")

Please refer to the Purchase Contract and Pledge Agreement dated as of ___________, 200__ (the "Agreement"), by and among you, the Company, and JPMorgan Chase Bank, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary. Unless otherwise defined herein, terms defined in the Agreement are used herein as defined therein.

In accordance with Section 5.02(b)(iv) of the Agreement, we hereby notify you that as of 5:00 p.m. (New York City time) on the Business Day immediately preceding the first day of the Final Remarketing Period, we have received (i) $                          in immediately available funds paid in an aggregate amount equal to the Purchase Price due to the Company on the Purchase Contract Settlement Date with respect to                       Corporate Units and (ii) based on the funds received set forth in clause (i) above, an aggregate principal amount of $                    of Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes are to be offered for purchase in each Remarketing during the Final Remarketing Period.

JPMorgan Chase Bank, N.A.,
as Securities Intermediary

Dated:

                                                                                                                                            By:

Name:
Title:
Authorized Signatory

EXHIBIT K

INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING

JPMorgan Chase Bank, N.A.,
as Custodial Agent

Attention: Worldwide Securities Services
Fax: (212) 623-5216

Re: Senior Notes, Series A of Entergy Corporation (the "Company")

The undersigned hereby notifies you in accordance with Section 5.02(c)(ii) of the Purchase Contract and Pledge Agreement, dated as of _________, 200__ (the "Agreement"), among the Company, you, as Collateral Agent, Custodial Agent and Securities Intermediary, and ________________________, as the Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units and Treasury Units from time to time, that the undersigned elects to deliver $                             aggregate principal amount of Separate Senior Notes for delivery to the Remarketing Agent prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the first day of the Applicable Remarketing Period for remarketing pursuant to Section 5.02(c)(ii) of the Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Separate Senior Notes tendered hereby. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

The undersigned hereby instructs you, upon receipt of the Proceeds of a Successful Remarketing from the Remarketing Agent, to deliver such Proceeds to the undersigned in accordance with the instructions indicated herein under "A. Payment Instructions." The undersigned hereby instructs you, in the event of a Failed Remarketing, upon receipt of the Separate Senior Notes tendered herewith from the Remarketing Agent, to deliver such Separate Senior Notes to the person(s) and the address(es) indicated herein under "B. Delivery Instructions."

With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Separate Senior Notes tendered hereby and that the undersigned is the record owner of any Separate Senior Notes tendered herewith in physical form or a participant in The Depository Trust Company ("DTC") and the beneficial owner of any Separate Senior Notes tendered herewith by book-entry transfer to your account at DTC, (ii) agrees to be bound by the terms and conditions of Section 5.02(b) of the Agreement and (iii) acknowledges and agrees that after 5:00 p.m. (New York City time) on the second Business Day immediately preceding the first day of the Applicable Remarketing Period, such election shall become an irrevocable election to have such Separate Senior Notes remarketed in each Remarketing during the Applicable Remarketing Period, and that the Separate Senior Notes tendered herewith will only be returned in the event of a Failed Remarketing.

Date:

By:
Name:
Title:

Signature Guarantee:

Name
Social Security or other Taxpayer Identification Number, if any

Address

A. PAYMENT INSTRUCTIONS

Proceeds of a Successful Remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s)

(Please Print)
Address

(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

B. DELIVERY INSTRUCTIONS

In the event of a Failed Remarketing, Senior Notes which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s)

(Please Print)

Address

(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

In the event of a Failed Remarketing, Senior Notes which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

DTC Account Number

Name of Account Party:

EXHIBIT L

INSTRUCTION TO CUSTODIAL AGENT REGARDING
WITHDRAWAL FROM REMARKETING

JPMorgan Chase Bank, N.A.,
as Custodial Agent

Attention: Worldwide Securities Services
Fax: (212) 623-5216

Re: Senior Notes, Series A of Entergy Corporation (the "Company")

The undersigned hereby notifies you in accordance with Section 5.02(b)(ii) of the Purchase Contract and Pledge Agreement, dated as of _________, 200__ (the "Agreement"), among the Company and you, as Collateral Agent, Custodial Agent and Securities Intermediary, and ______________________, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units and Treasury Units from time to time, that the undersigned elects to withdraw the $                       aggregate principal amount of Separate Senior Notes delivered to you for Remarketing pursuant to Section 5.02 of the Agreement. The undersigned hereby instructs you to return such Separate Senior Notes to the undersigned in accordance with the undersigned's instructions. With this notice, the Undersigned hereby agrees to be bound by the terms and conditions of Section 5.02(b) of the Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

Date:

By:
Name:
Title:

Signature Guarantee:

Name
Social Security or other Taxpayer Identification Number, if any

Address

EXHIBIT M

NOTICE TO SETTLE WITH SEPARATE CASH

The Bank of New York,
as Purchase Contract Agent

Attention:

Fax: (__)__________________

Re: Corporate Units of Entergy Corporation, a Delaware corporation (the "Company")

The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.02(c)(iii) of the Purchase Contract and Pledge Agreement, dated as of _________, 200__ (the "Purchase Contract and Pledge Agreement"; unless otherwise defined herein, terms defined in the Purchase Contract and Pledge Agreement are used herein as defined therein), among the Company and you, as Purchase Contract Agent and as attorney-in-fact for the Holders of the Corporate Units, and JPMorgan Chase Bank, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, on or prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date (in lawful money of the United States by certified or cashiers check or wire transfer, in immediately available funds payable to or upon the order of the Securities Intermediary), $           as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company with respect to                         Purchase Contracts on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders' election to settle the Purchase Contracts related to such Holder's Corporate Units with separate cash.

Date:

Signature

Signature Guarantee:

Please print name and address of Registered Holder:

EXHIBIT N

NOTICE
FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
(Settlement with Separate Cash)

JPMorgan Chase Bank, N.A.,
as Collateral Agent

Attention: Worldwide Securities Services
Fax: (212) 623-5216

Re: Corporate Units of Entergy Corporation, a Delaware corporation (the "Company")

Please refer to the Purchase Contract and Pledge Agreement, dated as of __________, 200__ (the "Agreement"), among the Company, you, as Collateral Agent, as Securities Intermediary and as Custodial Agent, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

We hereby notify you in accordance with Section 5.02(c)(iii) of the Agreement that the Holder of Corporate Units named below (the "Holder") has elected to settle the                         Purchase Contracts related to its Pledged Applicable Ownership Interests in Senior Notes with $           of separate cash prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date (in lawful money of the United States by certified or cashiers check or wire transfer, in immediately available funds payable to or upon the order of the Securities Intermediary) and has delivered to the undersigned a notice to that effect.

We hereby request that you, upon confirmation that the Purchase Price has been paid by the Holder to the Securities Intermediary in accordance with Section 5.02(c)(iii) of the Agreement in lieu of exercise of such Holder's Put Right, give us notice of the receipt of such payment and (A) promptly invest the separate cash received in Permitted Investments consistent with the instructions of the Company as provided in Section 5.02(b)(v) of the Agreement with respect to Cash Settlement, (B) promptly release from the Pledge the Senior Notes underlying the Applicable Ownership Interest in Senior Notes related to the Corporate Units as to which such Holder has paid such separate cash; and (C) promptly Transfer all such Senior Notes to us for distribution to such Holder, in each case free and clear of the Pledge created by the Agreement.

Date: ________________________, as Purchase

Contract Agent and as attorney-in-fact of the Holders from time to time of the Units

By:

Name:
Title:
Authorized Signatory

Please print name and address of Holder electing to settle with separate cash:

Name:	Social Security or other Taxpayer Identification Number, if any

Address

EXHIBIT O

NOTICE OF SETTLEMENT WITH SEPARATE CASH FROM
SECURITIES INTERMEDIARY TO PURCHASE CONTRACT AGENT
(Settlement with Separate Cash)

The Bank of New York,
as Purchase Contract Agent

Attention:
Fax: (___)___________________

Re: Corporate Units of Entergy Corporation (the "Company")

Please refer to the Purchase Contract and Pledge Agreement dated as of __________, 200__ (the "Agreement"), by and among you, the Company, and JPMorgan Chase Bank, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary. Unless otherwise defined herein, terms defined in the Agreement are used herein as defined therein.

In accordance with Section 5.02(b)(v) of the Agreement, we hereby notify you that as of 5:00 p.m. (New York City time) on the Business Day immediately preceding February 17, 2009 (the "Purchase Contract Settlement Date"), (i) we have received from                     $                     in immediately available funds paid in an aggregate amount equal to the Purchase Price due to the Company on the Purchase Contract Settlement Date with respect to                       Corporate Units and (ii) based on the funds received set forth in clause (i) above, an aggregate principal amount of $                    of Senior Notes underlying related Pledged Applicable Ownership Interests in Senior Notes are to be released from the Pledge and Transferred to you.

JPMorgan Chase Bank, N.A.,
as Securities Intermediary

Dated:

                                                                                                                                            By:

Name:
Title:
Authorized Signatory

EXHIBIT P

NOTICE
FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
(Cash Settlement)

JPMorgan Chase Bank, N.A.,
as Collateral Agent

Attention: Worldwide Securities Services
Fax: (212) 623-5216

Re: Corporate Units of Entergy Corporation, a Delaware corporation (the "Company")

Please refer to the Purchase Contract and Pledge Agreement, dated as of _________, 200__ (the "Agreement"), among the Company, you, as Collateral Agent, as Securities Intermediary and as Custodial Agent, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

We hereby notify you in accordance with Section 5.02(b) of the Agreement that the Holder of Corporate Units named below (the "Holder") has elected to pay to the Securities Intermediary for deposit in the Collateral Account, prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the first day of the Final Remarketing Period (in lawful money of the United States by certified or cashiers check or wire transfer, in immediately available funds payable to or upon the order of the Securities Intermediary), $           as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company with respect to                         Purchase Contracts on the Purchase Contract Settlement Date and has delivered to the undersigned a notice to that effect.

We hereby request that you, upon confirmation that the Purchase Price has been paid by the Holder in accordance with Section 5.02(b)(ii) of the Agreement, (A) instruct the Securities Intermediary promptly to invest any such Cash in Permitted Investments consistent with the instructions of the Company as provided for in Section 5.02(b)(v) of the Agreement, (B) release from the Pledge the Senior Notes underlying the Applicable Ownership Interest in Senior Notes related to the Corporate Units as to which such Holder has effected a Cash Settlement; and (C) instruct the Securities Intermediary to Transfer all such Senior Notes to us for distribution to such Holder, in each case free and clear of the Pledge created by the Agreement.

Date:                                                                                                                 ________________________, as Purchase

Contract Agent and as attorney-in-fact of the Holders from time to time of the Units

By:

Name:
Title:
Authorized Signatory

Please print name and address of Holder electing a Cash Settlement:

Name:	Social Security or other Taxpayer Identification Number, if any

Address